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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-178708

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 17, 2014

Preliminary Prospectus Supplement

(To prospectus dated December 22, 2011)

$

Cameron International Corporation

$         % Senior Notes due 2017
$         % Senior Notes due 2024

        Interest on the notes will be payable semiannually on                      and                       of each year, beginning on                      , 2014. We may redeem some or all of the notes of each series in whole or in part at any time prior to their maturity at the redemption prices described in this prospectus supplement. We use the term "notes" in this prospectus supplement to refer collectively to both series of notes.

        The notes will be our senior unsecured obligations and will rank equally with all of our other existing and future senior unsecured indebtedness. The notes will not be listed on any securities exchange. Currently, there is no public market for the notes.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        Investing in the notes involves certain risks. See "Risk Factors" beginning on page S-6.

	Price to public(1)		Underwriting Discounts and Commissions		Proceeds to Issuer(1)
Per 2017 Note		%		%		%
2017 Notes Total	$		$		$
Per 2024 Note		%		%		%
2024 Notes Total	$		$		$

Total	$		$		$

(1)
Plus accrued interest, if any, from                      , 2014.

        Delivery of the notes in book-entry form is expected to be made on or about                      , 2014.

Joint Book-Running Managers

Credit Suisse	J.P. Morgan

June     , 2014.

        This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of notes and certain terms of the notes. The second part is the accompanying prospectus, which describes certain terms of the indenture under which the notes will be issued and which gives more general information, some of which may not apply to this offering of notes. If the information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

        You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by us or on our behalf. We have not, and the underwriters have not, authorized anyone to provide you with additional or different information. If anyone provides you with additional or different information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus or any free writing prospectus is accurate as of any date other than its date.

S-i

 SUMMARY

        This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus to help you understand our business and the notes. It does not contain all of the information that may be important to you. You should read carefully the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference for a more complete understanding of this offering and our business. You should also read "Risk Factors" beginning on page S-6 of this prospectus supplement, in addition to the risks to our business described under "Risk Factors" in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2014 and under the caption "Factors That May Affect Financial Condition and Future Results" on pages 17-21 of Exhibit 99.1 to our Current Report on Form 8-K filed with the SEC on June 16, 2014, which are incorporated by reference herein, for more information about important risks that you should consider before making a decision to purchase any notes in this offering.

        As used in this prospectus supplement, "Cameron," the "Company," "us," "we," "our," and like terms refer to Cameron International Corporation together with its subsidiaries, except where the context otherwise requires or as otherwise indicated.

 Cameron International Corporation

        Cameron designs, manufactures, markets and services equipment used by the oil and gas industry and industrial manufacturing companies. We are a leading international manufacturer of oil and gas pressure control and separation equipment, including valves, wellheads, controls, chokes, blowout preventers and assembled systems for oil and gas drilling, production and transmission used in onshore, offshore and subsea applications and provide oil and gas separation, metering and flow measurement equipment. We also are a manufacturer of centrifugal air compressors, integral and separable gas compressors and turbochargers. We operate internationally and have manufacturing plants and service centers in numerous locations worldwide.

        Our common stock is traded on the New York Stock Exchange under the symbol "CAM." Our principal executive offices are located at 1333 West Loop South, Suite 1700, Houston, Texas 77027, and our telephone number at that location is (713) 513-3300.

 The Offering

        The summary below describes the principal terms of the notes. Some of the terms and conditions described below are subject to important limitations and exceptions. The "Description of the Notes" section of this prospectus supplement and the "Description of Debt Securities" section of the accompanying prospectus contain a more detailed description of the terms and conditions of the notes.

Issuer	Cameron International Corporation.
Securities	$ million aggregate principal amount of % senior notes due 2017.
$ million aggregate principal amount of % senior notes due 2024.
The notes will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Maturity	The 2017 notes will mature on , 2017 and the 2024 notes will mature on , 2024.
Interest	Interest will accrue on the 2017 notes from , 2014 until maturity at % per year. Interest will accrue on the 2024 notes from , 2014 until maturity at % per year.
Interest Payment Dates	and of each year, beginning , 2014.
Use of Proceeds

We expect to receive aggregate net proceeds of approximately $        million from the sale of the notes to the underwriters after deducting the underwriters' discount and other offering expenses payable by us. We will use a portion of the net proceeds from the sale of the offered securities to redeem prior to maturity all of our outstanding $250.0 million 1.60% Senior Notes due 2015 (the "2015 Notes") in accordance with the indenture governing such notes and will use the remaining amount for general corporate purposes, which may include repurchasing shares of our common stock. We may initially invest such net proceeds in marketable securities or use them to repay short-term indebtedness until they are used for their stated purpose.

Certain of the underwriters or their affiliates are holders of the 2015 Notes and, accordingly, may receive a portion of the proceeds of this offering upon the redemption of the 2015 Notes.
Ranking	The notes of each series will:
• be our senior unsecured obligations;

•

rank equally in right of payment with all of our other existing and future unsecured and unsubordinated debt, including the notes of the other series and all other series of debt securities issued under the indenture relating to the notes;

•

effectively rank junior to (i) any of our secured debt, to the extent of the collateral securing that debt, and (ii) all existing and future indebtedness and other liabilities of our subsidiaries; and

• rank senior in right of payment to all of our future subordinated debt.

We conduct a substantial portion of our business through our subsidiaries. The notes will be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries, including trade payables. As of March 31, 2014, we had $3,189.8 million of consolidated indebtedness outstanding, excluding trade payables and other liabilities, of which $100.2 million represents indebtedness of our subsidiaries to unaffiliated third parties.

The indenture for the notes does not limit the amount of unsecured debt that we may incur. The indenture contains restrictions on our ability to incur secured debt unless the same security is also provided for the benefit of holders of the notes of each series.

Optional Redemption	We may redeem all of the notes of each series at any time and some of the notes of each series from time to time.

At any time prior to the maturity date, in the case of the 2017 notes, and at any time prior to                , 2024, in the case of the 2024 notes (three months prior to the maturity date), we will pay an amount equal to the principal amount of the notes redeemed plus a make-whole premium, which is described in this prospectus supplement. At any time on or after the date described in the preceding sentence with respect to the 2024 notes, we will pay a redemption price equal to 100% of the principal amount of the 2024 notes redeemed. In each case, we also will pay accrued interest, if any, to the redemption date.

For a more complete description of the redemption provisions of each series of notes, please read "Description of the Notes—Optional Redemption."
Repurchase at the Option of Holders upon a Change of Control Repurchase Event

If we experience a "Change of Control Repurchase Event" (as defined in "Description of the Notes—Certain Definitions"), we will be required, unless we have exercised our right to redeem the notes, to offer to purchase the notes at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest to the date of repurchase. For a more complete description of our repurchase obligation, please read "Description of the Notes—Repurchase at the Option of Holders upon a Change of Control Repurchase Event."

Covenants

The covenants in the indenture relating to the notes include limitations on, among other things, our ability to incur or place liens on our assets and those of our subsidiaries without securing the notes equally and ratably with the other indebtedness secured by such liens and to engage in certain sale-leaseback transactions, in each case subject to exceptions. The indenture also includes requirements that must be met if we consolidate or merge with, or sell, convey, transfer or lease all or substantially all of our assets to, another entity. For a more complete description of the indenture covenants, please read "Description of Debt Securities—Certain Covenants" in the accompanying prospectus.

Risk Factors

Investing in the notes involves risks. Before deciding to invest in the notes, you should carefully consider the risk factors discussed under the heading "Risk Factors" beginning on page S-6 of this prospectus supplement, in addition to the risks described under "Risk Factors" in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2014 and under the caption "Factors That May Affect Financial Condition and Future Results" on pages 17-21 of Exhibit 99.1 to our Current Report on Form 8-K filed with the SEC on June 16, 2014 and the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Listed for Trading	We will not list the notes for trading on any securities exchange. We can provide no assurance as to the liquidity of, or development of any trading market for, the notes.
Governing Law	The notes and the indenture relating thereto will be governed by, and construed in accordance with, the laws of the State of New York.
Trustee	Union Bank, N.A

Recent Developments

        On January 20, 2014, we entered into a definitive agreement to sell our reciprocating compression business to General Electric for cash consideration of approximately $550 million, subject to closing adjustments. In the first quarter of 2014, the reciprocating compression business was classified as a discontinued operation. Effective June 1, 2014, we closed on the sale of the reciprocating compression business. As a result, on June 16, 2014, we filed a Current Report on Form 8-K to recast "Part II, Item 6. Selected Financial Data," "Part II, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Part II, Item 8. Financial Statements and Supplementary Data" from our Annual Report on Form 10-K for the year ended December 31, 2013 to reflect the reciprocating compression business as a discontinued operation.

 Summary Consolidated Historical Financial Data

        The following tables set forth summary consolidated historical financial data as of and for each of the three years ended December 31, 2013, 2012 and 2011 and as of and for each of the three months ended March 31, 2014 and 2013. We have derived the summary consolidated historical financial data as of and for each of the years ended December 31, 2013, 2012 and 2011 from our audited consolidated financial statements. We have derived the summary consolidated historical financial data as of March 31, 2014 and 2013 and for the three-month periods then ended from our unaudited consolidated financial statements. The financial data below should be read together with, and is qualified in its entirety by reference to, our historical consolidated financial statements and the accompanying notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations," which are set forth in our Current Report on Form 8-K filed with the SEC on June 16, 2014 and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2014, which are incorporated by reference in this prospectus supplement and the accompanying prospectus.

	Three Months Ended March 31,		Year Ended December 31,
	2014	2013	2013	2012	2011
	(Dollars in millions, except per share data)
Statement of Operations Data:
Revenues	$2,431.5	$2,060.9	$9,536.4	$8,147.6	$6,632.5
Costs and expenses:
Cost of sales (exclusive of depreciation and amortization shown separately below)	1,765.1	1,453.0	6,793.2	5,769.8	4,608.6
Selling and administrative expenses	328.3	303.3	1,320.1	1,115.8	955.5
Depreciation and amortization	86.8	67.3	304.2	244.2	196.7
Interest, net	32.1	25.8	100.0	90.0	83.9
Other costs	49.0	31.0	92.0	33.5	177.4

Total costs and expenses	2,261.3	1,880.4	8,609.5	7,253.3	6,022.1

Income from continuing operations before income taxes	170.2	180.5	926.9	894.3	610.4
Income tax provision	(48.5)	(34.1)	(220.1)	(172.0)	(114.6)

Income from continuing operations	121.7	146.4	706.8	722.3	495.8
Income (loss) from discontinued operations, net of income taxes	(5.6)	1.9	17.4	28.2	26.1

Net income	116.1	148.3	724.2	750.5	521.9
Net income attributable to noncontrolling interests	5.0	—	25.0	—	—

Net income attributable to Cameron stockholders	$111.1	$148.3	$699.2	$750.5	$521.9

Amounts attributable to Cameron stockholders:
Income from continuing operations, net of tax	$116.7	$146.4	$681.8	$722.3	$495.8
Income from discontinued operations, net of tax	(5.6)	1.9	17.4	28.2	26.1

Net income attributable to Cameron stockholders	$111.1	$148.3	$699.2	$750.5	$521.9

Earnings per share attributable to Cameron stockholders:
Basic
Continuing operations	$0.54	$0.59	$2.82	$2.93	$2.02
Discontinued operations	$(0.03)	$0.01	$0.07	$0.12	$0.11

	$0.51	$0.60	$2.89	$3.05	$2.13

Diluted
Continuing operations	$0.54	$0.59	$2.80	$2.91	$1.99
Discontinued operations	$(0.03)	$0.01	$0.07	$0.11	$0.10

	$0.51	$0.60	$2.87	$3.02	$2.09

Balance Sheet Data (at end of period):
Total assets	$13,640.5	$11,075.1	$14,248.5	$11,158.2	$9,361.7
Current portion of long-term debt	$626.7	$66.7	$297.0	$29.2	$10.6
Long-term debt	$2,563.1	$2,048.4	$2,562.8	$2,047.0	$1,574.2
Cameron stockholders' equity	$5,072.5	$5,637.3	$5,851.9	$5,566.1	$4,707.4
Noncontrolling interests	$1,083.3	$—	$1,063.5	$—	$—
Total equity	$6,155.8	$5,637.3	$6,915.4	$5,566.1	$4,707.4

RISK FACTORS

        If you purchase our notes, you will take on financial risk. Before buying our notes in this offering, you should carefully consider the risks relating to an investment in the notes described below, as well as other information contained in this prospectus supplement and the accompanying prospectus. Additionally, you should carefully consider the risks to our business described in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, in particular the risks described in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2014 and under the caption "Factors That May Affect Financial Condition and Future Results" on pages 17-21 of Exhibit 99.1 to our Current Report on Form 8-K filed with the SEC on June 16, 2014. These risks could result in the loss of all or part of your investment.

Risks Related to the Notes

The notes do not restrict our ability to incur additional debt or to take other actions that could negatively impact holders of the notes.

        Neither we nor our subsidiaries are restricted under the terms of the notes from incurring additional indebtedness. In addition, the limited covenants applicable to the notes do not require us or our subsidiaries to achieve or maintain any minimum financial results relating to our financial position or results of operations. Our ability and the ability of our subsidiaries to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the notes could have the effect of diminishing our ability to make payments on the notes when due. In addition, neither we nor our subsidiaries are restricted by the terms of the notes from repurchasing common stock or any subordinated indebtedness that we may incur in the future.

The notes have no established trading market or history, and you may not be able to sell the notes.

        The notes will constitute a new issue of securities with no established public market. Although the underwriters may make a market in the notes, they are not obligated to do so and any of their market making activities may be terminated or limited at any time. In addition, although we have registered the offer and sale of the notes under the Securities Act of 1933, as amended (the "Securities Act"), we do not intend to apply for a listing of the notes on any securities exchange or interdealer quotation system. As a result, there can be no assurance as to the liquidity of markets that may develop for the notes, the ability of noteholders to sell their notes or the prices at which their notes could be sold.

        The notes may trade at prices that are lower than their initial purchase price depending on many factors, including prevailing interest rates, our business, financial performance, prospects or financial condition and the markets for similar securities. The liquidity of trading markets for the notes may also be adversely affected by general declines or disruptions in the markets for debt securities. Those market declines or disruptions could adversely affect the liquidity of and market for the notes independent of our financial performance or prospects. An active market for the notes may not develop or, if developed, may not continue. In the absence of an active trading market, you may not be able to sell the notes within the time or at the price you desire.

To service our indebtedness, we will use a substantial amount of cash. Our ability to generate cash to service our indebtedness depends on many factors beyond our control.

        Our ability to make payments on our indebtedness, including the notes, and to fund planned capital expenditures will depend on our ability to generate cash in the future. This ability, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. We cannot assure you that cash flow generated from our business and future borrowings under our credit facilities will be sufficient to enable us to pay our indebtedness, including the notes, and to fund our other liquidity needs.

Although the notes are referred to as "senior notes," they will be effectively subordinated to certain of our debt and to existing and future debt and other obligations of our subsidiaries.

        The notes are unsecured and, therefore, will be effectively subordinated to any of our secured debt to the extent of the value of the collateral securing that debt. Although the indenture with respect to the notes limits our ability to incur secured debt, if we default on the notes, become bankrupt, liquidate or reorganize, any secured creditors could use our assets securing their debt to satisfy their secured debt before you would receive any payment on the notes. If the value of the collateral is not sufficient to pay any secured debt in full, our secured creditors would share the value of our other assets, if any, with you and the holders of other claims against us that rank equally with the notes. In addition, under the terms of our credit agreements, a default by us or certain of our subsidiaries in the payment of debt, or the occurrence of certain bankruptcy events with respect to certain of our subsidiaries, may trigger an acceleration of the debt outstanding under those agreements, but such events would not constitute an event of default with respect to the notes.

        Because the notes are our obligations and are not guaranteed by any of our subsidiaries, they are also effectively subordinated to any existing or future debt or other obligations of our subsidiaries.

We conduct a significant portion of our operations through our operating subsidiaries, and none of our subsidiaries will guarantee the notes.

        We conduct a significant portion of our operations through our operating subsidiaries. Distributions or advances from our subsidiaries are a source of funds to meet our debt service obligations, including payments on the notes. Contractual provisions or laws, as well as our subsidiaries' financial condition and operating requirements, may limit our ability to obtain cash from our subsidiaries. None of our subsidiaries will guarantee the notes, and they will have no obligation to make payments on the notes or to make funds available for that purpose.

We may not be able to repurchase the notes upon a change of control.

        Upon the occurrence of specific kinds of change of control events, unless we have exercised our right to redeem the notes, each holder of the notes will have the right to require us to repurchase all or any part of such holder's notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase. In such event, there can be no assurance that we would have sufficient financial resources available to satisfy our obligations to repurchase the notes. Our failure to repurchase the notes as required under the indenture governing the notes would result in a default under the indenture, which could have material adverse consequences for us and the holders of the notes. See "Description of the Notes—Repurchase at the Option of Holders upon Change of Control Repurchase Event."

        Our obligation to make a change of control offer is limited to the transactions specified in "Description of the Notes—Repurchase at the Option of Holders upon Change of Control Repurchase Event." We could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control Repurchase Event under the notes, but that could increase the amount of our indebtedness outstanding at such time or otherwise materially adversely affect our capital structure or our ability to make payments on the notes.

 USE OF PROCEEDS

        We expect to receive aggregate net proceeds of approximately $             million from the sale of the notes to the underwriters after deducting the underwriters' discount and other offering expenses payable by us. We will use a portion of the net proceeds from the sale of the notes to redeem prior to maturity all of our outstanding $250.0 million 1.60% Senior Notes due 2015 (the "2015 Notes") in accordance with the indenture governing such notes and will use the remaining amount for general corporate purposes, which may include repurchasing shares of our common stock. We may initially invest such net proceeds in marketable securities or use them to repay short-term indebtedness until they are used for their stated purpose.

        Certain of the underwriters or their affiliates are holders of the 2015 Notes and, accordingly, may receive a portion of the proceeds of this offering upon our redemption of the 2015 Notes.

 RATIO OF EARNINGS TO FIXED CHARGES

        The ratio of earnings to fixed charges for each of the periods set forth below has been computed on a consolidated basis and should be read in conjunction with our consolidated financial statements, including the accompanying notes thereto, incorporated by reference in this prospectus supplement and the accompanying prospectus. The ratios of earnings to fixed charges included below reflect our earnings from continuing operations, as adjusted to remove the results of our reciprocating compression business that we sold effective as of June 1, 2014, in the recast financial statements contained in Exhibit 99.1 to our Current Report on Form 8-K filed with the SEC on June 16, 2014. As a result, the ratios below for each of the five years ended December 31 differ from the ratios of earnings to fixed charges for such years previously presented.

	Three Months Ended March 31, 2014
		Year Ended December 31,
		2013	2012	2011	2010	2009
Ratio of earnings to fixed charges	4.7	7.5	8.6	6.8	8.1	6.8

        For purposes of calculating the ratios of earnings to fixed charges, "earnings" represent income from continuing operations (including only distributed income of less than 50% owned entities) before income taxes and fixed charges. "Fixed charges" represent the sum of interest charges and the portion of rental expenses representative of an interest factor.

 CAPITALIZATION

        The following table sets forth our consolidated cash, cash equivalents and short-term investments and consolidated capitalization as of March 31, 2014 and as adjusted to give effect to the offering of the notes and the application of the estimated net proceeds of this offering in the manner described under "Use of Proceeds."

        It is important that you read the following information along with the consolidated financial statements and notes thereto incorporated by reference in this prospectus supplement and the accompanying prospectus. See "Where You Can Find More Information" in this prospectus supplement and in the accompanying prospectus.

	March 31, 2014
(Dollars in millions)	Actual	As adjusted
Cash, Cash Equivalents and Short-Term Investments(1)	$1,013.1	$

Debt:
Commercial paper (0.3% weighted average rate)	$325.0		$325.0
Senior Notes:
% senior notes due 2017 offered hereby	—
% senior notes due 2024 offered hereby	—
Floating rate notes due June 2, 2014(2)	250.0		250.0
1.6% notes due April 30, 2015	250.0		—
1.150% notes due December 15, 2016	250.0		250.0
6.375% notes due July 15, 2018	450.0		450.0
4.5% notes due June 1, 2021	250.0		250.0
3.6% notes due April 30, 2022	250.0		250.0
4.0% notes due December 15, 2023	250.0		250.0
7.0% notes due July 15, 2038	300.0		300.0
5.95% notes due June 1, 2041	250.0		250.0
5.125% notes due December 15, 2043	250.0		250.0
Unamortized original issue discount	(6.8)		(6.8)
Other Debt	62.3		62.3
Obligations Under Capital Leases	59.3		59.3

Total Debt	$3,189.8	$

Equity:
Stockholders' Equity:
Common stock, par value $0.01 per share; 400,000,000 shares authorized; 263,111,472 shares issued	$2.6		$2.6
Capital in excess of par value	3,207.5		3,207.5
Retained earnings	4,931.0		4,931.0
Accumulated other elements of comprehensive income (loss)	(69.1)		(69.1)
Less: Treasury stock, 56,109,636 shares	(2,999.5)		(2,999.5)

Total Cameron stockholders' equity	$5,072.5		$5,072.5
Noncontrolling interests(3)	$1,083.3		$1,083.3

Total equity	$6,155.8		$6,155.8

Total debt and equity	$9,345.6	$

(1)
As adjusted amount does not reflect the payment of accrued interest and premium on the 2015 Notes in connection with the future redemption of these notes prior to maturity with a portion of the net proceeds of this offering. As adjusted amount also does not reflect the decrease of $250.0 million plus accrued interest used to repay the floating rate notes due and repaid in full at maturity on June 2, 2014.

(2)
We repaid these notes in full at maturity on June 2, 2014.

(3)
Represents the minority equityholders' interest, primarily in the Company's OneSubsea™ joint venture.

 DESCRIPTION OF CERTAIN OTHER INDEBTEDNESS

Revolving Letter of Credit and Credit Facilities

        Our Credit Agreement dated April 14, 2008 (as amended and restated, the "Amended Credit Agreement") provides us with multi-currency borrowing capacity of $835.0 million and matures on June 6, 2016. Pursuant to the Amended Credit Agreement, we may borrow funds at the London Interbank Offered Rate (LIBOR) plus a spread, which varies based on our current debt rating, and, if aggregate outstanding credit exposure exceeds one-half of the total facility amount, an additional fee will be incurred. At March 31, 2014, we had no amounts outstanding under the Amended Credit Agreement.

        On April 11, 2014, we entered into a new $750.0 million three-year multi-currency syndicated Revolving Credit Facility expiring April 11, 2017 (the "Revolving Credit Facility"). Up to $200.0 million of the Revolving Credit Facility may be used for letters of credit. The Revolving Credit Facility contains covenants and terms consistent with our existing Amended Credit Agreement. It will serve as the primary backstop to the commercial paper program described below. A total of $657.6 million of the Revolving Credit Facility was available for future use at close after the assumption of $92.4 million of letters of credit from the Amended Facility described below. The Revolving Credit Facility is in addition to the $835.0 million Amended Credit Agreement referred to above.

        We also have three-year committed multi-currency revolving letter of credit facility with a third party bank (as amended, the "Amended Facility"). Under the Amended Facility, standby letters of credit, generally with terms of up to two years, may be issued by the bank in U.S. dollars, euros, pound sterling or other mutually agreed-upon currencies. The Amended Facility is governed by the same financial covenants as the Amended Credit Agreement and has a maturity date of February 2, 2015. At March 31, 2014, we had issued letters of credit totaling $122.0 million under the Amended Facility. In connection with our entry into the Revolving Credit Facility on April 11, 2014, $92.4 million of letters of credit issued and outstanding under the Amended Facility were transferred to the Revolving Credit Facility at close and concurrently the Amended Facility was amended to reduce its capacity to $40.0 million of which $31.7 million was used for letters of credit issued but not transferred to the Revolving Credit Facility.

Commercial Paper Program

        During the first quarter of 2014, our Board of Directors authorized the establishment of a $500.0 million commercial paper program. This program will allow for issuances of commercial paper with maturities of up to 364 days and will be used for general corporate purposes. At March 31, 2014, we had $325.0 million of commercial paper issued and outstanding under this program.

Senior Notes

        On June 26, 2008, we issued $450.0 million in aggregate principal amount of 6.375% Senior Notes due July 15, 2018 (the "2018 Notes") and $300.0 million in aggregate principal amount of 7.0% Senior Notes due July 15, 2038 (the "2038 Notes"). Interest on the 2018 Notes and the 2038 Notes is payable on January 15 and July 15 of each year. We may redeem some of the 2018 Notes and the 2038 Notes from time to time or all of the 2018 Notes and the 2038 Notes at any time at redemption prices that include accrued and unpaid interest and a make-whole premium as defined in the respective supplemental indentures. The 2018 Notes and the 2038 Notes are our unsecured senior obligations and rank equally with our other existing unsecured and unsubordinated debt.

        On June 2, 2011, we issued $250.0 million in floating rate notes which were subsequently paid in full at maturity on June 2, 2014 and an additional $500.0 million in aggregate principal amount of unsecured senior notes as follows:

  •
  $250.0 million aggregate principal amount of 4.5% Senior Notes due June 1, 2021 (the "2021 Notes"); and

  •
  $250.0 million aggregate principal amount of 5.95% Senior Notes due June 1, 2041 (the "2041 Notes").

        Interest on the 2021 Notes and the 2041 Notes is payable on June 1 and December 1 of each year. The 2021 Notes and the 2041 Notes were sold at 99.151% and 99.972% of principal amount, respectively, and can both be redeemed in whole or in part by us prior to maturity in accordance with the terms of the respective supplemental indentures. The 2021 Notes and the 2041 Notes are our unsecured senior obligations and rank equally with our other existing unsecured and unsubordinated debt.

        On May 17, 2012, we issued $500.0 million in aggregate principal amount of unsecured senior notes as follows:

  •
  $250.0 million aggregate principal amount of 1.6% Senior Notes due April 30, 2015 (the "2015 Notes"); and

  •
  $250.0 million aggregate principal amount of 3.6% Senior Notes due April 30, 2022 (the "2022 Notes").

        Interest on the 2015 Notes and the 2022 Notes is payable on April 30 and October 30 of each year. The 2015 Notes and 2022 Notes were sold at 99.957% and 99.744% of principal amount, respectively, and can both be redeemed in whole or in part by us prior to maturity for an amount equal to the principal amount of the notes redeemed plus, under certain circumstances, a make-whole premium as defined in the respective supplemental indentures. The 2015 Notes and the 2022 Notes are our unsecured obligations and rank equally with our other existing unsecured and unsubordinated debt.

        On December 16, 2013, we issued $750.0 million in aggregate principal amount of senior unsecured notes as follows:

  •
  $250.0 million aggregate principal amount of 1.15% Senior Notes due December 15, 2016 (the "2016 Notes");

  •
  $250.0 million aggregate principal amount of 4.0% Senior Notes due December 15, 2023 (the "2023 Notes"); and

  •
  $250.0 million aggregate principal amount of 5.125% Senior Notes due December 15, 2043 (the "2043 Notes").

        Interest on the notes is payable semiannually on June 15 and December 15 of each year. The 2016 Notes, the 2023 Notes and the 2043 Notes were sold at 99.982%, 99.641% and 99.092% of principal amount, respectively, and may be redeemed in whole or in part by us prior to maturity for an amount equal to the principal amount of the notes redeemed plus, under certain circumstances, a make-whole premium as defined in the respective supplemental indentures. The 2016 Notes, the 2023 Notes and the 2043 Notes are our unsecured obligations and rank equally with our existing unsecured and unsubordinated debt.

DESCRIPTION OF THE NOTES

        We have summarized below terms and provisions of the notes. However, this summary is not a complete description of all of the terms and provisions of the notes. You should read carefully the section entitled "Description of Debt Securities" in the accompanying prospectus for a description of other material terms of the notes. Each series of notes is a new series of "debt securities" referred to in the accompanying prospectus. The following description supplements and, to the extent inconsistent therewith, replaces, the description of the general terms and provisions of the debt securities set forth in the accompanying prospectus. In this description, references to "us," "we," "ours," "Cameron" or the "Company" are to Cameron International Corporation and not our subsidiaries or affiliates.

        We will issue each series of notes offered hereby under an indenture dated as of May 17, 2012, which we refer to as the "base indenture," between us, as issuer, and Union Bank, N.A., as trustee, as amended and supplemented pursuant to a supplemental indenture applicable to such series of notes. We refer to the base indenture, as amended and supplemented by each such supplemental indenture applicable to each series of notes offered hereby, as the "indenture." We urge you to read the indenture because it, not the summaries below and in the accompanying prospectus, defines your rights. You may obtain a copy of the indenture from us without charge. See the section in this prospectus supplement and the accompanying prospectus entitled "Where You Can Find More Information."

General

        The notes of each series will:

  •
  be our senior unsecured obligations;

  •
  rank equally in right of payment with all of our other existing and future unsecured and unsubordinated debt, including the notes of the other series and all other series of debt securities issued under the indenture relating to the notes;

  •
  effectively rank junior to (i) any of our secured debt, to the extent of the collateral securing that debt, (ii) all existing and future indebtedness and other liabilities of our subsidiaries; and

  •
  rank senior in right of payment to all of our future subordinated debt.

        Subject to the exceptions, and subject to compliance with the applicable requirements, set forth in the indenture, we may discharge our obligations under the indenture with respect to the notes as described under "Description of Debt Securities—Redemption, Sinking Fund and Defeasance" in the accompanying prospectus.

Principal, Maturity and Interest

        Initially, we will issue the 2017 notes in an aggregate principal amount of $             million and the 2024 notes in an aggregate principal amount of $        million. The notes will be in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes will mature on                , 2017, in the case of the 2017 notes, and                , 2024 in the case of the 2024 notes. We may issue additional notes of each series from time to time having identical terms and conditions as such notes, without the consent of the holders of the notes, in compliance with the terms of the indenture; provided that the additional notes must be treated as part of the same issue as such series of notes for U.S. federal income tax purposes.

        Interest on the notes will:

  •
  accrue at the rate of        % per annum, in the case of the 2017 notes;

  •
  accrue at the rate of        % per annum, in the case of the 2024 notes;

  •
  accrue from the date of issuance or the most recent interest payment date;

  •
  be payable in cash semi-annually in arrears on each            and                , commencing on                , 2014;

  •
  be payable to the holders of record on            and                immediately preceding the related interest payment dates;

  •
  be computed on the basis of a 360-day year comprised of twelve 30-day months; and

  •
  be payable, to the extent lawful, on overdue interest to the extent permitted by law at the same rate as interest is payable on principal.

        If any interest payment date, maturity date or redemption date falls on a day that is not a business day, the payment will be made on the next business day with the same force and effect as if made on the relevant interest payment date, maturity date or redemption date. Unless we default on a payment, no interest will accrue for the period from and after the applicable interest payment date, maturity date or redemption date.

Payment and Transfer

        Initially, each series of notes will be issued only in global form. Beneficial interests in notes in global form will be shown on, and transfers of interest in notes in global form will be made only through, records maintained by the depositary and its participants. Notes in definitive form, if any, may be presented for registration, exchange or transfer at the office or agency maintained by us for such purpose (which initially will be the corporate trust office of the trustee located at 120 South San Pedro Street, 4th Floor, Los Angeles, California 90012).

        Payment of principal of, premium, if any, and interest on notes in global form registered in the name of The Depository Trust Company's ("DTC") nominee will be made in immediately available funds to DTC's nominee, as the registered holder of such global notes. If any of the notes are no longer represented by a global note, payment of interest on the notes in definitive form may, at our option, be made at the corporate trust office of the trustee indicated above or by check mailed directly to holders at their respective registered addresses or by wire transfer to an account designated by a holder.

        No service charge will be made for any registration of transfer or exchange of notes, but we may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable upon transfer or exchange of notes. We are not required to transfer or exchange any note selected for redemption or any other note for a period of 15 days before any mailing of notice of notes to be redeemed.

        The registered holder of a note will be treated as the owner of it for all purposes.

Optional Redemption

        Except as otherwise described below, the notes of each series will be redeemable, at our option, at any time in whole, or from time to time in part, prior to the maturity date, in the case of the 2017 notes, or prior to            , 2024, in the case of the 2024 notes (three months prior to their maturity date), at a redemption price equal to the greater of (1) 100% of the principal amount of the notes of that series to be redeemed, and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus        basis points (in the case of redemption of the 2017 notes) and        basis points (in the case of redemption of the 2024 notes).

        If the 2024 notes are redeemed on or after                , 2024 (three months prior to their maturity date), we will pay a redemption price equal to 100% of the principal amount of the 2024 notes redeemed.

        In each case, we will pay accrued and unpaid interest on the principal amount being redeemed to the date of redemption.

        "Treasury Rate" means, with respect to any redemption date applicable to any series of the notes, the rate per annum equal to the semi-annual or equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate will be calculated on the third business day preceding the applicable redemption date.

        "Comparable Treasury Issue" means the United States Treasury security or securities selected by the Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such notes to be redeemed.

        "Comparable Treasury Price" means, with respect to any redemption date, the average of the Reference Treasury Dealer Quotations for such redemption date.

        "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the trustee after consultation with us.

        "Reference Treasury Dealer" means each of Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC or their affiliates which are primary U.S. government securities dealers, and their respective successors; provided, however, that if any of the foregoing or their affiliates shall cease to be a primary U.S. government securities dealer in the United States (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 3:30 p.m. New York time on the third business day preceding such redemption date.

        Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of notes to be redeemed.

        Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions thereof called for redemption.

Repurchase at the Option of Holders upon Change of Control Repurchase Event

        If a Change of Control Repurchase Event (as defined below) occurs, unless we have exercised our right to redeem the notes as described above, we will make an offer (a "Change of Control Offer") to each holder of notes to repurchase all or any part (in amounts of $2,000 and integral multiples of $1,000 in excess thereof) of that holder's notes at a repurchase price in cash equal to 101% of the aggregate principal amount of notes repurchased plus any accrued and unpaid interest on the notes repurchased to the date of purchase (the "Change of Control Payment"). Within 30 days following the consummation of any Change of Control Repurchase Event or, at our option, prior to the consummation of any Change of Control (as defined below), but after the public announcement of an impending Change of Control, we will mail a notice to each holder, with a copy to the trustee, describing the transaction or transactions that constitute or may constitute the Change of Control

Repurchase Event and offering to repurchase notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"). The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice.

        We will comply with the requirements of Rule 14e-1 under the Exchange Act of 1934, as amended (the "Exchange Act"), and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Repurchase Event provisions of the notes by virtue of such conflict.

        On the Change of Control Payment Date, we will, to the extent lawful:

  •
  accept for payment all notes or portions of notes (in amounts of $2,000 and integral multiples of $1,000 in excess thereof) properly tendered pursuant to our Change of Control Offer;

  •
  deposit with the paying agent an amount equal to the aggregate purchase price in respect of all notes or portions of notes properly tendered and not withdrawn; and

  •
  deliver or cause to be delivered to the trustee the notes properly accepted, together with an officer's certificate stating the aggregate principal amount of notes being purchased by us.

        The paying agent will promptly mail to each holder of properly tendered notes the repurchase price for the notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new note equal in principal amount to any unpurchased portion of any notes surrendered; provided, that each new note will be in a principal amount of $2,000 or an integral multiple of $1,000 above that amount.

        We will not be required to make a Change of Control Offer upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for a Change of Control Offer made by us and such third party purchases all notes properly tendered and not withdrawn under its Change of Control Offer. In the event that such third party terminates or defaults on its Change of Control Offer, we will be required to make a Change of Control Offer treating the date of such termination or default by such third party as though it were the date of the Change of Control Repurchase Event.

        We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we would decide to do so in the future. We could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control, but that could increase the amount of debt outstanding at such time or otherwise affect our capital structure or credit ratings.

Certain Definitions

        "Below Investment Grade Rating Event" means the rating on the notes is lowered by each of the Rating Agencies and the notes are rated below Investment Grade by each of the Rating Agencies on any date from the date of the first public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the consummation of a Change of Control (which period shall be extended following the consummation of a Change of Control so long as the rating of the notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if any of the Rating Agencies making the reduction in rating to which this definition would otherwise apply does not announce or publicly confirm or inform the trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

        "Change of Control" means the occurrence of any of the following:

  (1)
  the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger, amalgamation, arrangement or consolidation), in one or a series of related transactions, of all or substantially all of our properties or assets and those of our Subsidiaries taken as a whole to any "person" or "group" (as those terms are used for purposes of Section 13(d)(3) of the Exchange Act), other than us or one or more of our Subsidiaries;

  (2)
  the consummation of any transaction or series of related transactions (including, without limitation, any merger, amalgamation, arrangement or consolidation) the result of which is that any "person" or "group" (as those terms are used for purposes of Section 13(d)(3) of the Exchange Act), other than us or one of our Wholly Owned Subsidiaries, becomes the beneficial owner, directly or indirectly, of a majority of our then outstanding Voting Stock, measured by voting power rather than number of shares;

  (3)
  we consolidate, amalgamate or enter into an arrangement with, or merge with or into, any Person, or any Person consolidates, amalgamates or enters into an arrangement with, or merges with or into, us, in any such event pursuant to a transaction or series of transactions in which any of our outstanding Voting Stock or the Voting Stock of such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of our Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving or resulting Person (including any newly formed holding company that owns or controls at least a majority of the Voting Stock of us or such other Person) immediately after giving effect to such transaction;

  (4)
  the first day on which a majority of the members of our Board of Directors is not comprised of Continuing Directors (as defined below); or

  (5)
  the adoption of a plan relating to our liquidation or dissolution.

        Notwithstanding the foregoing, a transaction will not be considered to be a Change of Control under clause (2) above if (a) we become a direct or indirect Wholly Owned Subsidiary of a holding company and (b) (y) immediately following that transaction, the direct or indirect holders of the Voting Stock of the holding company are substantially the same as the holders of our Voting Stock outstanding immediately prior to that transaction or (z) the shares of our Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the holding company immediately after giving effect to such transaction.

        The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of our properties or assets and those of our subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our properties and assets and of those of our subsidiaries taken as a whole to another person or group may be uncertain.

        "Change of Control Repurchase Event" means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

        "Continuing Directors" means, as of any date of determination, any member of the Company's Board of Directors who (1) was a member of such Board of Directors on the date of the issuance of the notes; or (2) was nominated for election, elected or appointed to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval of our proxy statement in which such member was named as a nominee for election as a director).

        Under a 2009 Delaware Chancery Court interpretation of a substantially similar definition of "Continuing Directors," our Board of Directors could approve, for purposes of such definition, a slate of stockholder nominated directors without endorsing them, or while simultaneously recommending and endorsing its own slate instead. Accordingly, under such interpretation, our Board of Directors could approve a slate of directors that includes a majority of dissident directors nominated pursuant to a proxy contest, and the ultimate election of such dissident slate would not constitute a "Change of Control" that would trigger a holder's right to require us to repurchase the holder's notes as described above.

        "Investment Grade" means a rating of Baa3 or better by Moody's (or its equivalent under any successor rating categories of Moody's) and a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) or the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by the Company.

        "Moody's" means Moody's Investors Service Inc., or any successor to the rating agency business thereof.

        "Rating Agency" means (1) each of Moody's and S&P; and (2) if any of Moody's or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a "nationally recognized statistical rating organization" within the meaning of Rule 3(a)(62) under the Exchange Act, selected by us as a replacement agency for Moody's or S&P, as the case may be, and that is reasonably acceptable to the trustee.

        "S&P" means Standard & Poor's Ratings Services, a division of McGraw-Hill, Inc., or any successor to the rating agency business thereof.

        "Voting Stock" means, with respect to any Person, capital stock of any class or kind the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

Ranking and Security

        The notes of each series will be our senior unsecured obligations and will rank equally in right of payment with all of our other existing and future unsecured and unsubordinated debt, including the notes of the other series and all other series of debt securities issued under the indenture relating to the notes. The notes will effectively rank junior to (i) any of our secured debt to the extent of the collateral securing that debt and (ii) all existing and future indebtedness and other liabilities of our subsidiaries. The notes will rank senior in right of payment to all of our future subordinated debt.

        As of March 31, 2014, we had an aggregate of $3,189.8 million of consolidated indebtedness outstanding, excluding trade payables and other liabilities. Of such amount of indebtedness, $3,089.6 million represents indebtedness of Cameron International Corporation and will rank equally in right of payment with the notes. As of such date, the subsidiaries of Cameron International

Corporation had $100.2 million of indebtedness to unaffiliated third parties that will be effectively senior to the notes.

No Sinking Fund

        We are not required to make mandatory redemption or sinking fund payments with respect to the notes.

Events of Default

        "Event of Default," when used in the indenture with respect to the notes, will mean any of the events of default described under "Description of Debt Securities—Events of Default" in the accompanying prospectus and will also include any default in the performance, or breach, of the covenant described under the caption, "—Repurchase at the Option of Holders upon Change of Control Repurchase Event."

        If any event of default with respect to any series of the notes occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of (1) the series affected by such default (in the case of an Event of Default described in clause (1), (2), (3) or (7) under "Description of Debt Securities—Events of Default" in the accompanying prospectus with respect to the notes) or (2) all series of debt securities affected by such default (in the case of an Event of Default described in clause (4) under "Description of Debt Securities—Events of Default" in the accompanying prospectus with respect to the notes or a default in the performance, or breach, of the covenant described under the caption, "—Repurchase at the Option of Holders upon Change of Control Repurchase Event") may declare all or any portion of the outstanding principal amount of the notes to be due and payable immediately, and upon any such declaration, such principal amount of notes will become due and payable.

        Notwithstanding the foregoing, if an Event of Default specified in clause (5) or (6) under "Description of Debt Securities—Events of Default" in the accompanying prospectus with respect to the notes occurs and is continuing, then all unpaid principal of and premium, if any, and accrued and unpaid interest on, all debt securities outstanding under the indenture (including the notes) will automatically become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder.

Concerning the Trustee

        Union Bank, N.A. is the trustee under the indenture and has been appointed by us as registrar and paying agent with regard to the notes.

Book-Entry System

        DTC, which we refer to along with its successors in this capacity as the depositary, will act as securities depositary for the notes. The notes will be issued as fully registered securities registered in the name of Cede & Co., the depositary's nominee. One or more fully registered global security certificates, representing the total aggregate principal amount of the notes of each series, will be issued and will be deposited with the depositary or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below.

        The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the notes so long as the notes are represented by global security certificates.

        Investors may elect to hold interests in the global notes through either DTC in the U.S. or Clearstream Banking, société anonyme ("Clearstream"), or Euroclear Bank S.A./N.V., as operator of the Euroclear System ("Euroclear"), in Europe if they are participants in such systems, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries, which in turn will hold such interests in customers' securities accounts in the depositaries' names on the books of DTC.

        DTC advises that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with it and facilitates the settlement among direct participants of securities transactions, transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries.

        Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

        Clearstream advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations ("Clearstream Participants") and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

        Distributions with respect to interests in the notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures.

        Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the "Euroclear Operator"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

        Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear, and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no records of or relationship with persons holding through Euroclear Participants.

        Distributions with respect to the notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions.

        We will issue the notes in definitive certificated form if the depositary notifies us that it is unwilling or unable to continue as depositary or the depositary ceases to be a clearing agency registered under the Exchange Act, and in either case a successor depositary is not appointed by us within 90 days. In addition, beneficial interests in a global security certificate may be exchanged for definitive certificated notes upon request by or on behalf of the depositary in accordance with customary procedures following the request of a beneficial owner seeking to exercise or enforce its rights under such notes. If we determine at any time that the notes shall no longer be represented by global security certificates, we will inform the depositary of such determination who will, in turn, notify participants of their right to withdraw their beneficial interests from the global security certificates, and if such participants elect to withdraw their beneficial interests, we will issue certificates in definitive form in exchange for such beneficial interests in the global security certificates. Any global note, or portion thereof, that is exchangeable pursuant to this paragraph will be exchangeable for security certificates, as the case may be, registered in the names directed by the depositary. We expect that these instructions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global security certificates.

        As long as the depositary or its nominee is the registered owner of the global security certificates, the depositary or its nominee, as the case may be, will be considered the sole owner and holder of the global security certificates and all notes represented by these certificates for all purposes under the indenture. Except in the limited circumstances referred to above, owners of beneficial interests in global security certificates:

  •
  will not be entitled to have the notes represented by these global security certificates registered in their names, and

  •
  will not be considered to be owners or holders of the global security certificates or any notes represented by these certificates for any purpose under the notes or the indenture.

        All payments on the notes represented by global security certificates and all transfers and deliveries of related notes will be made to the depositary or its nominee, as the case may be, as the holder of such securities.

        Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with the depositary or its nominee. Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or its nominee, with respect to participants' interests, or any participant, with respect to interests of persons held by the participant on their behalf. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by the depositary from time to time. Neither we nor the trustee will have any responsibility or liability for any aspect of the depositary's or any participant's records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of the depositary's records or any participant's records relating to these beneficial ownership interests.

        Although the depositary has agreed to the foregoing procedures in order to facilitate transfers of interests in the global security certificates among participants, the depositary is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. We will not have any responsibility for the performance by the depositary or its direct participants or indirect participants under the rules and procedures governing the depositary.

        The information in this section concerning the depositary, its book-entry system, Clearstream and Euroclear has been obtained from sources that we believe to be reliable, but we have not attempted to verify the accuracy of this information.

Global Clearance and Settlement Procedures

        Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC Participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available finds using DTC's Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear, as applicable.

        Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC rules; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time).

        Because of time-zone differences, credits of the notes received in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such notes settled during such processing will be reported to the relevant Euroclear Participant or Clearstream Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of the notes by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

        Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued or changed at any time.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion summarizes material U.S. federal income tax considerations that may be relevant to the acquisition, ownership and disposition of the notes. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), applicable U.S. Treasury Regulations promulgated thereunder, judicial authority and administrative interpretations, as of the date of this prospectus supplement, all of which are subject to change, possibly with retroactive effect, or may be subject to different interpretations. We cannot assure you that the Internal Revenue Service (the "IRS") will not challenge one or more of the tax consequences described in this discussion, and we have not obtained, nor do we intend to obtain, a ruling from the IRS or an opinion of counsel with respect to the U.S. federal tax consequences of acquiring, holding or disposing of the notes.

        This discussion is limited to holders who purchase the notes for cash in this offering at their "issue price" (the first price at which a substantial amount of the notes is sold other than to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) and who hold the notes as capital assets (generally, property held for investment). This discussion also does not address the tax considerations arising under U.S. federal estate or gift tax laws or the laws of any foreign, state, local or other jurisdiction or any income tax treaty. In addition, this discussion does not address all tax considerations that may be important to a particular holder in light of the holder's circumstances or to certain categories of investors that may be subject to special rules, such as:

  •
  financial institutions;

  •
  insurance companies;

  •
  regulated investment companies;

  •
  real estate investment trusts;

  •
  entities that are tax-exempt for U.S. federal income tax purposes;

  •
  dealers in securities or currencies;

  •
  traders in securities that have elected the mark-to-market method of accounting for their securities;

  •
  U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

  •
  former U.S. citizens or long-term residents of the United States;

  •
  persons subject to the alternative minimum tax;

  •
  persons who hold the notes as part of a hedge, conversion transaction, straddle or other "synthetic security" or integrated transaction; and

  •
  partnerships and other pass-through entities and holders of interests therein.

        If a partnership or other entity treated as a partnership for U.S. federal income tax purposes holds notes, the U.S. federal income tax treatment of a partner of the partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership acquiring the notes, you are urged to consult your own tax advisor about the U.S. federal income tax consequences of acquiring, holding and disposing of the notes.

        Investors considering the purchase of notes are urged to consult their own tax advisors regarding the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences of the purchase, ownership or disposition of the notes under U.S. federal estate or gift tax laws or under the laws of any state, local or foreign jurisdiction or under any applicable income tax treaty.

Certain Additional Payments

        In certain circumstances (please read "Description of the Notes—Optional Redemption" and "Description of the Notes—Repurchase at the Option of Holders upon Change of Control Repurchase Event"), we may elect or be obligated to pay amounts on the notes that are in excess of the stated interest or principal on the notes. These potential payments may implicate the provisions of the U.S. Treasury Regulations relating to contingent payment debt instruments. We do not intend to treat the possibility of paying such additional amounts as causing the notes to be treated as contingent payment debt instruments. It is possible, however, that the IRS may take a different position, in which case, if such position is sustained, a holder might be required to accrue ordinary interest income at a higher rate than the stated interest rate and to treat as ordinary income rather than capital gain any gain realized on the taxable disposition of the note. The remainder of this discussion assumes that the notes are not contingent payment debt instruments.

Consequences to U.S. Holders

        You are a "U.S. holder" for purposes of this discussion if you are a beneficial owner of a note and you are for U.S. federal income tax purposes:

  •
  an individual who is a U.S. citizen or U.S. resident alien;

  •
  a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, that was created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate whose income is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust (i) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (ii) that has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person.

  Interest on the Notes

        Interest on the notes generally will be taxable to you as ordinary income at the time it is received or accrued in accordance with your regular method of accounting for U.S. federal income tax purposes.

  Disposition of the Notes

        You will generally recognize capital gain or loss on the sale, redemption, exchange, retirement or other taxable disposition of a note. This gain or loss will equal the difference between the proceeds you receive (excluding any proceeds attributable to accrued but unpaid interest which will be recognized as ordinary interest income to the extent you have not previously included the accrued interest in income) and your adjusted tax basis in the note. The proceeds you receive will include the amount of any cash and the fair market value of any other property received for the note. Your adjusted tax basis in the note will generally equal the amount you paid for the note. Any gain or loss will be long-term capital gain or loss if you held the note for more than one year at the time of the sale, redemption, exchange, retirement or other taxable disposition. Long-term capital gains of individuals, estates and trusts currently are subject to a reduced rate of U.S. federal income tax. The deductibility of capital losses is subject to limitation.

  Information Reporting and Backup Withholding

        Information reporting generally will apply to payments of interest on, or the proceeds of the sale, redemption, exchange, retirement or other disposition of, notes held by you unless you are an exempt recipient, and if required, certify as to that status. Backup withholding will apply to such payments unless you provide the appropriate intermediary with a taxpayer identification number, certified under penalties of perjury, as well as certain other information or otherwise establish an exemption from backup withholding. Any amount withheld under the backup withholding rules is allowable as a credit against your U.S. federal income tax liability and a refund may be obtained if the amounts withheld exceed your actual U.S. federal income tax liability and you timely provide the required information or appropriate claim form to the IRS.

  Net Investment Income

        A 3.8% tax is imposed on the "net investment income" of certain U.S. citizens and resident aliens, and on the undistributed "net investment income" of certain estates and trusts. Among other items, "net investment income" generally includes gross income from interest and net gain from the disposition of property, such as the notes, less certain deductions. Prospective investors should consult their own tax advisors with respect to the tax consequences of this additional tax.

Consequences to Non-U.S. Holders

        You are a "non-U.S. holder" for purposes of this discussion if you are a beneficial owner of a note that is an individual, corporation, estate or trust that is not a U.S. holder.

  Interest on the Notes

        Payments of interest on the notes generally will be exempt from U.S. federal withholding tax under the "portfolio interest" exemption if you properly certify as to your foreign status as described below, and:

  •
  you do not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote;

  •
  you are not a "controlled foreign corporation" that is related to us (actually or constructively) through sufficient stock ownership;

  •
  you are not a bank whose receipt of interest on the notes is in connection with an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business; and

  •
  interest on the notes is not effectively connected with your conduct of a U.S. trade or business.

        The portfolio interest exemption and several of the special rules for non-U.S. holders described below generally apply only if you appropriately certify as to your foreign status. You can generally meet the certification requirement by providing a properly executed IRS Form W-8BEN (or successor form, including IRS Form W-8BEN-E) to the withholding agent. If you hold the notes through a financial institution or other agent acting on your behalf, you may be required to provide appropriate certifications to the agent. Your agent will then generally be required to provide appropriate certifications to the applicable withholding agent, either directly or through other intermediaries. Special rules apply to foreign partnerships, estates and trusts, and in certain circumstances certifications as to the foreign status of partners, trust owners or beneficiaries may have to be provided to us or our paying agent. In addition, special rules apply to qualified intermediaries that enter into withholding agreements with the IRS.

        If you cannot satisfy the requirements described above, payments of interest made to you will be subject to U.S. federal withholding tax at a 30% rate, unless you provide the withholding agent with a properly executed IRS Form W-8BEN (or successor form, including IRS Form W-8BEN-E) claiming an exemption from (or a reduction of) withholding under the benefits of an income tax treaty, or the payments of interest are effectively connected with your conduct of a trade or business in the United

States and you meet the certification requirements described below. See "—Income or Gain Effectively Connected with a U.S. Trade or Business."

  Disposition of Notes

        You generally will not be subject to U.S. federal income tax on any gain realized on the sale, redemption, exchange, retirement or other taxable disposition of a note unless:

  •
  the gain is effectively connected with your conduct of a trade or business in the United States (and if an applicable income tax treaty so requires, is attributable to a permanent establishment maintained by you in the United States), in which case you will generally be subject to U.S. federal income tax in the same manner described under "—Income or Gain Effectively Connected with a U.S. Trade or Business;" or

  •
  you are an individual who has been present in the United States for 183 days or more in the taxable year of disposition and certain other requirements are met, in which case, you generally will be subject to U.S. federal income tax at a flat rate of 30% (or lower applicable treaty rate) on the gain derived from the sale or other disposition, which may be offset by U.S. source capital losses.

  Income or Gain Effectively Connected with a U.S. Trade or Business

        If any interest on the notes or gain from the sale, exchange, redemption, retirement or other taxable disposition of the notes is effectively connected with your conduct of a trade or business in the United States, then the interest income or gain will be subject to U.S. federal income tax at regular graduated income tax rates in generally the same manner as if you were a U.S. holder, unless an applicable income tax treaty provides otherwise. Effectively connected interest income will not be subject to U.S. withholding tax if certain certification requirements are satisfied. You can generally meet the certification requirements by providing a properly executed IRS Form W-8ECI (or IRS Form W-8BEN (or successor form, including IRS Form W-8BEN-E) claiming an exemption under an applicable income tax treaty) or appropriate substitute form to the withholding agent. If you are a corporation, that portion of your earnings and profits that is effectively connected with your U.S. trade or business also may be subject to a "branch profits tax" at a 30% rate, unless an applicable income tax treaty provides for a lower rate. For this purpose, interest received on a note and gain recognized on the disposition of a note will be included in your earnings and profits if the interest or gain is effectively connected with your conduct of a trade or business in the United States.

  Information Reporting and Backup Withholding

        Payments to you of interest on a note, and amounts withheld from such payments, if any, generally will be required to be reported to the IRS and to you. Copies of the information returns reporting such interest payments and withholding may also be made available to the tax authorities of the country in which you reside or are established under the provisions of a specific treaty or agreement.

        U.S. backup withholding generally will not apply to payments to you of interest on a note if the statement described in "Interest on the Notes" is duly provided by you or you otherwise establish an exemption, provided the withholding agent does not have actual knowledge or reason to know that you are a United States person as defined under the Code.

        Payment of the proceeds of a disposition (including a redemption or retirement) of a note effected by the U.S. office of a U.S. or foreign broker will be subject to information reporting requirements and backup withholding unless you properly certify under penalties of perjury as to your foreign status (by providing the statement described in "Interest on the Notes") and certain other conditions are met or you otherwise establish an exemption. Information reporting requirements and backup withholding generally will not apply to any payment of the proceeds of the disposition of a note effected outside the United States by a foreign office of a broker. However, unless such a broker has documentary evidence in its records that you are a non-U.S. holder and certain other conditions are met, or you otherwise establish an exemption, information reporting will apply to a payment of the proceeds of the disposition of a note effected outside the United States by such a broker if it has certain relationships with the United States.

        Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules may be credited against your U.S. federal income tax liability, if any, and a refund may be obtained if the amounts withheld exceed your actual U.S. federal income tax liability and you timely provide the required information or appropriate claim form to the IRS.

        The preceding discussion of certain U.S. federal income tax considerations is for general informational purposes only and is not tax advice. We urge each prospective investor to consult its own tax advisor regarding the particular federal, state, local and foreign tax consequences of purchasing, holding and disposing of our notes, including the consequences of any proposed change in applicable laws.

UNDERWRITING

        Under the terms and subject to the conditions contained in an underwriting agreement dated the date of this prospectus, we have agreed to sell to the underwriters named below, for whom Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC are acting as representatives, and the underwriters have severally agreed to purchase, the principal amount of notes listed opposite their names in the following table.

Underwriters	Principal Amount of 2017 Notes	Principal Amount of 2024 Notes
Credit Suisse Securities (USA) LLC	$	$
J.P. Morgan Securities LLC

Total	$	$

        The underwriting agreement provides that the underwriters are obligated to purchase all of the notes if any are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering of notes may be terminated.

        The underwriters propose to offer the notes initially at the public offering price on the cover page of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price not to exceed        % of the 2017 notes and        % of the 2024 notes. Any such securities dealers may resell any notes purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price not to exceed        % of the 2017 notes and        % of the 2024 notes. After the initial public offering the representatives may change the public offering price and other selling terms. The offering of the notes by the underwriters is subject to receipt and acceptance by the underwriters and subject to the underwriters' right to reject any order in whole or in part. The underwriters may offer and sell notes through certain of their affiliates.

        The following table summarizes the compensation and estimated expenses we will pay.

	Per 2017 Note		Per 2024 Note		Total
Underwriting Discounts and Commissions paid by us		%		%	$

        We estimate that our out of pocket expenses for this offering will be approximately $            . Amegy Bank National Association, a lender under our revolving credit facility, has acted as a financial advisor to us in connection with this offering and not as an underwriter, and it will receive a fee in connection therewith.

        Each series of notes is a new issue of securities with no established trading market. We do not intend to list the notes on any national securities exchange. One or more of the underwriters intend to make a secondary market in the notes. However, they are not obligated to do so and may discontinue making a secondary market for the notes at any time without notice. Accordingly, we cannot assure you as to the liquidity of, or the trading market for, the notes.

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities. The underwriters have agreed to reimburse us for certain out-of-pocket expenses incurred in connection with this offering.

        In connection with the offering, the underwriters, may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.

  •
  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

  •
  Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. A short position is more likely to be created if the representatives are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.

  •
  Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the notes originally sold by the syndicate member are purchased in a stabilizing transaction or a syndicate covering transaction to cover syndicate short positions

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result the price of the notes may be higher than the price that might otherwise exist in the open market. These transactions, if commenced, may be discontinued at any time.

        We expect to deliver the notes against payment for the notes on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the       business day following the date of the pricing of the notes.

        The underwriters are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The underwriters and their respective affiliates have in the past performed, and do currently perform, commercial banking, investment banking and advisory services for us from time to time for which they have received, or currently receive, customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments.

        The notes are being offered for sale in the United States and in jurisdictions outside the United States, subject to applicable law.

Notice to Prospective Investors in the European Economic Area

        In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), no offer of notes may be offered to the public in that relevant member state other than:

  •
  to any legal entity that is a qualified investor as defined in the Prospectus Directive;

  •
  to fewer than 100 or, if the relevant member state has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the prospectus directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

  •
  in any other circumstances that do not require the publication of a prospectus pursuant to Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall require us or any underwriter to publish a prospectus pursuant to Article 3(2) of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

        For purposes of this provision, the expression an "offer to the public" in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that relevant member state, and the expression "Prospectus Directive" means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the relevant member states) and includes any relevant implementing measure in each relevant member state and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

        The sellers of the notes have not authorized and do not authorize the making of any offer of notes through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the notes as contemplated in this prospectus supplement. Accordingly, no purchaser of the notes, other than the underwriters, is authorized to make any further offer of the notes on behalf of the sellers or the underwriters.

Notice to Prospective Investors in the United Kingdom

        This prospectus supplement and the accompanying prospectus have not been approved by an authorised person for the purposes of section 21 of the Financial Services and Markets Act 2000 ("FSMA") and are, accordingly, only being distributed to, and are only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the "Order") or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order or (iii) to any other person to whom they may otherwise lawfully be communicated or made in accordance with the Financial Promotion Order (all such persons together being referred to as "relevant persons"). This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

        The notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

        An invitation or inducement to engage in investment activity (within the meaning of Section 21 of FSMA) in connection with the issue or sale of any notes which are the subject of the offering contemplated by this prospectus supplement will only be communicated or caused to be communicated in circumstances in which Section 21(1) of FSMA does not apply to the sellers or the underwriters.

Notice to Prospective Investors in France

        Neither this prospectus supplement nor any other offering material relating to the notes described in this prospectus supplement has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The notes have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor any other offering material relating to the notes has been or will be:

  •
  released, issued, distributed or caused to be released, issued or distributed to the public in France; or

  •
  used in connection with any offer for subscription or sale of the notes to the public in France.

        Such offers, sales and distributions will be made in France only:

  •
  to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d'investisseurs), in each case investing for their own account, all as defined in, and in accordance with, articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

  •
  to investment services providers authorized to engage in portfolio management on behalf of third parties; or

  •
  in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l'épargne).

        The notes may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

 LEGAL MATTERS

        Certain legal matters with respect to the notes will be passed upon for us by Exall & Wood, PLLC, Dallas, Texas. Condon Thornton Sladek Harrell, PLLC, Dallas, Texas, will pass on the validity of the notes. Certain legal matters with respect to the notes will be passed upon for the underwriters by Baker Botts L.L.P., Houston, Texas. Baker Botts L.L.P. has provided legal services to us from time to time on matters unrelated to this offering.

EXPERTS

        The consolidated financial statements of Cameron International Corporation included in the Current Report on Form 8-K dated June 16, 2014 of Cameron International Corporation, Schedule II incorporated by reference in the Annual Report on Form 10-K of Cameron International Corporation for the year ended December 31, 2013, and the effectiveness of internal control over financial reporting of Cameron International Corporation as of December 31, 2013, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included or incorporated by reference therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov, from which you can access the information that we have filed electronically with the SEC. General information about us, including our SEC filings, are available free of charge through our website at http://www.c-a-m.com. Information on our website and other securities filings are not incorporated by reference into this prospectus supplement or the accompanying prospectus and are not a part of this prospectus.

        This prospectus supplement and the accompanying prospectus are part of a registration statement we have filed with the SEC relating to the notes. As permitted by SEC rules, this prospectus supplement and the accompanying prospectus do not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the notes. The registration statement, exhibits and schedules are available at the SEC's Public Reference Room or through its Internet site.

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules), on or after the date of this prospectus until we sell all of the securities covered by this registration statement:

  (i)
  Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (excluding the information contained therein under "Part II, Item 6. Selected Financial Data," "Part II, Item 7. Management's Discussion and Analysis of Financial Condition and Results of

    Operations" and "Part II, Item 8. Financial Statements and Supplementary Data" which has been updated by our Current Report on Form 8-K filed with the SEC on June 16, 2014);

  (ii)
  Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2014; and

  (iii)
  Current Reports on Form 8-K filed March 26, 2014, April 16, 2014, May 22, 2014 and June 16, 2014.

        You may request a copy of these filings, other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into the filing, at no cost, by writing or telephoning us at the following address:

Cameron International Corporation
1333 West Loop South, Suite 1700
Houston, Texas 77027
Attention: Corporate Secretary
(713) 513-3300

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement and the documents incorporated by reference herein contain "forward-looking statements" within the meaning of Section 27A of the Securities Act and the Exchange Act. Forward-looking statements give our current expectations or forecasts of future events. They include statements regarding our future market strength, order levels, revenues and earnings, cash generated from operations, capital expenditures and the use of existing cash balances and future anticipated cash flows. In some cases, you can identify forward-looking statements by terminology such as "anticipates," "believes," "estimates," "expects," "intends," "may," "plans," "projects," "will," "would" and the negative of these terms. Our actual results may differ materially from those described in any forward-looking statements. Any such statements are based on current expectations of our performance and are subject to a variety of factors, some of which are not under our control, which can affect our results of operations, liquidity or financial condition. Such factors are described under "Risk Factors" in this prospectus supplement and in the information incorporated by reference in this prospectus supplement and may include:

  •
  overall demand for, and pricing of, our products, particularly as affected by North American activity;

  •
  the size and timing of orders;

  •
  our ability to successfully execute large subsea and drilling projects we have been awarded;

  •
  the possibility of cancellations of orders;

  •
  our ability to convert backlog into revenues on a timely and profitable basis;

  •
  the impact of acquisitions we have made or may make;

  •
  changes in the price of (and demand for) oil and gas in both domestic and international markets;

  •
  raw material costs and availability;

  •
  political and social issues affecting the countries in which we do business;

  •
  fluctuations in currency markets worldwide; and

  •
  variations in global economic activity.

        In particular, current and projected oil and gas prices historically have generally directly affected customers' spending levels and their related purchases of our products and services. Additionally, changes in oil and gas price expectations may impact our financial results due to changes in cost structure, staffing and spending levels we make in response thereto.

        You should not place undue reliance on forward-looking statements, which speak only as of the date of this prospectus supplement, or, in the case of documents incorporated by reference, the date of those documents. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus supplement or to reflect the occurrence of unanticipated events, unless the securities laws require us to do so.

        We urge you to carefully review and consider the disclosures made in this prospectus supplement, the accompanying prospectus and our reports filed with the SEC and incorporated by reference herein that attempt to advise interested parties of the risks and factors that may affect our business.

PROSPECTUS

Cameron International Corporation

Common Stock
Preferred Stock
Debt Securities
Warrants
Rights
Units
Depositary Shares
Stock Purchase Contracts
Stock Purchase Units

        We may, from time to time, offer and sell in one or more offerings shares of our common stock; shares of our preferred stock; debt securities; warrants to purchase any of the other securities that may be sold under this prospectus; rights to purchase common stock, preferred stock and/or debt securities; units and depositary shares representing an interest in one or more of these classes of securities; and stock purchase contracts and stock purchase units covering one or more of these classes of securities. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis, and the underwriters may overallot a portion of these securities.

        We will offer these securities in amounts, at prices and on terms to be determined by market conditions and other factors at the time of the offerings. This prospectus describes only the general terms of these securities and the general manner in which we will offer these securities. The specific terms of any securities we offer will be included in one or more supplements to this prospectus. The supplements will also describe the specific manner in which we will offer the securities and may add, update or change information contained in this prospectus. This prospectus may not be used to consummate sales of our securities unless it is accompanied by a prospectus supplement. You should carefully read this prospectus and any accompanying prospectus supplement before you invest in any of our securities.

        Our common stock is listed on the New York Stock Exchange under the symbol "CAM."

        Investing in our securities involves risk. You should carefully consider the risk factors we describe in any accompanying prospectus supplement and in the reports we file with the Securities and Exchange Commission that are incorporated by reference into this prospectus before you make any investment in our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 22, 2011.

        In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus prepared by us or on our behalf. We have not authorized anyone to provide you with additional or different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus, any prospectus supplement or any such free writing prospectus is accurate as of any date other than the date on the front of the document or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. Except as otherwise specified, "Cameron," the "Company," "we," "our," "ours" and "us" refer to Cameron International Corporation and its subsidiaries.

i

THE COMPANY

        Cameron designs, manufactures, markets and services equipment used by the oil and gas industry and industrial manufacturing companies. We are a leading international manufacturer of oil and gas pressure control and separation equipment, including valves, wellheads, controls, chokes, blowout preventers and assembled systems for oil and gas drilling, production and transmission used in onshore, offshore and subsea applications and provide oil and gas separation, metering and flow measurement equipment. We also are a manufacturer of centrifugal air compressors, integral and separable gas compressors and turbochargers. We operate internationally and have manufacturing plants and service centers in numerous locations worldwide.

        Our common stock is traded on the New York Stock Exchange under the symbol "CAM." Our principal executive offices are located at 1333 West Loop South, Houston, Texas 77027. Our telephone number at that location is (713) 513-3300.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the "SEC") utilizing a "shelf" registration process. Under this shelf registration process, we may offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that we may offer hereunder. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities offered by us in that offering. The prospectus supplement also may add to, update or change information contained in this prospectus. You should carefully read this prospectus, any prospectus supplement and the additional information described under the headings "Where You Can Find More Information" and "Incorporation by Reference."

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the SEC's Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at www.sec.gov, from which you can access the information that we have filed electronically with the SEC. General information about us, including our SEC filings, is available free of charge through our website, www.c-a-m.com. Information on our website is not incorporated by reference into this prospectus or our other securities filings and is not a part of this prospectus. Our reports and other information filed with the SEC can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

        This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC that registers the offer and sale of the securities covered by this prospectus. As permitted by the rules and regulations of the SEC, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits. You may refer to the registration statement and the accompanying exhibits for more information about us and the securities covered by this prospectus. The registration statement and the accompanying exhibits are available at the SEC's Public Reference Room or through its Internet site.

INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Except to the extent that information therein is furnished and not filed pursuant to any Current Report on Form 8-K, we incorporate by reference the documents listed below and any filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") on or after the date of this prospectus until we sell all of the securities covered by this registration statement:

  (i)
  Annual Report on Form 10-K for the fiscal year ended December 31, 2010;

  (ii)
  Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2011, June 30, 2011 and September 30, 2011;

  (iii)
  Current Reports on Form 8-K filed on January 10, 2011, May 5, 2011 (as amended by Form 8-K/A filed on July 21, 2011), May 26, 2011, June 2, 2011, June 3, 2011, June 10, 2011 (two Current Reports on Form 8-K filed on such date), June 17, 2011, July 21, 2011, September 1, 2011, October 24, 2011, October 25, 2011, December 19, 2011 and December 20, 2011; and

  (iv)
  the description of our common stock contained in the registration statement on Form S-4, filed on March 14, 1995, and any subsequently filed amendments and reports updating such description.

        You may request a copy of any of these filings, other than an exhibit to a filing unless we have specifically incorporated that exhibit by reference into the filing, at no cost, by writing or telephoning us at the following address:

Cameron International Corporation
1333 West Loop South, Suite 1700
Houston, Texas 77027
Attention: Corporate Secretary
(713) 513-3300

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains and incorporates by reference "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Forward-looking statements give our current expectations or forecasts of future events. They include statements regarding our future market strength, order levels, revenues and earnings, cash generated from operations, capital expenditures and the use of existing cash balances and future anticipated cash flows. In some cases, you can identify forward-looking statements by terminology such as "anticipates," "believes," "estimates," "expects," "intends," "may," "plans," "projects," "will," "would" and the negative of these terms.

        Although we believe that the forward-looking statements contained or incorporated by reference herein are based on reasonable assumptions, our actual results may differ materially from those described in any such forward-looking statements. Any such statements are based on current expectations of our performance and are subject to a variety of factors, some of which are not under our control, which can affect our results of operations, liquidity or financial condition. Some of those factors are identified in our periodic and current reports incorporated in this prospectus by reference or will be stated in a prospectus supplement to this prospectus under the caption "Risk Factors," and the following factors are among those that may cause actual results to differ materially from our forward-looking statements:

  •
  overall demand for, and pricing of, our products;

  •
  the size and timing of orders;

  •
  our ability to successfully execute large subsea and drilling projects we have been awarded;

  •
  the possibility of cancellations of orders in backlog;

  •
  our ability to convert backlog into revenues on a timely and profitable basis;

  •
  the impact of acquisitions we have made or may make;

  •
  changes in the price of (and demand for) oil and gas in both domestic and international markets;

  •
  raw material costs and availability;

  •
  political and social issues affecting the countries in which we do business;

  •
  fluctuations in currency markets worldwide; and

  •
  variations in global economic activity.

In particular, current and projected oil and gas prices historically have generally directly affected customers' spending levels and their related purchases of our products and services. As a result, changes in oil and gas price expectations may impact the demand for our products and services and our financial results due to changes in cost structure, staffing and spending levels we make in response thereto.

        You should not place undue reliance on forward-looking statements, which speak only as of the date of this prospectus, or, in the case of documents incorporated by reference, the date of those documents. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, unless the securities laws require us to do so.

        We urge you to carefully review and consider the disclosures made in this prospectus, any accompanying prospectus supplement and our reports filed with the SEC and incorporated by reference herein that attempt to advise interested parties of the risks and factors that may affect our business.

RISK FACTORS

        Investing in our securities involves risks. Before you invest in our securities, you should carefully consider the specific risks described in our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and the applicable prospectus supplement, together with all of the other information included in this prospectus, the applicable prospectus supplement and the documents we incorporate by reference.

 RATIOS OF EARNINGS TO FIXED CHARGES

        The ratio of earnings to fixed charges for each of the periods set forth below has been computed on a consolidated basis and should be read in conjunction with our consolidated financial statements, including the accompanying notes thereto, incorporated by reference in this prospectus. Because we have no preferred stock issued (and have not had any issued during the fiscal years or periods shown below), we have not presented a ratio of earnings to combined fixed charges and preferred dividends.

	Nine Months Ended September 30, 2011	Year Ended December 31,
		2010	2009	2008	2007(1)	2006(1)
Ratio of earnings to fixed charges(2)	7.8	8.4	7.1	11.6	13.7	12.1

(1)
Restated in accordance with Financial Accounting Standards Board Staff Position APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement), adopted in 2009 and codified primarily in ASC 470-20, Debt with Conversion and Other Options.

(2)
For purposes of calculating the ratios of earnings to fixed charges, "earnings" represent income (including only distributed income of less than 50% owned entities) before income taxes and fixed charges, and "fixed charges" represent the sum of interest charges and the portion of rental expenses representative of an interest factor.

USE OF PROCEEDS

        Unless we inform you otherwise in the applicable prospectus supplement, we will use the net proceeds from the sale of securities offered by this prospectus and any accompanying prospectus supplement for general corporate purposes. These purposes may include acquisitions, repurchases of our capital stock and debt securities, additional working capital needs, capital expenditures, and repayment or refinancing of all or a portion of our indebtedness outstanding at the time. We may initially invest those funds in marketable securities or use them to repay short-term indebtedness until they are used for their stated purpose.

DESCRIPTION OF CAPITAL STOCK

General

        Our authorized capital stock consists of 400,000,000 shares of common stock, $0.01 par value, and 10,000,000 shares of preferred stock, $0.01 par value. As of September 30, 2011, there were 245,197,657 shares of common stock outstanding and no shares of preferred stock outstanding.

        The following description does not purport to be complete and is qualified in its entirety by reference to our amended and restated certificate of incorporation, as amended (our "certificate of incorporation"), and amended and restated bylaws, as amended (our "bylaws"), and to applicable law.

Common Stock

        The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Our stockholders do not have cumulative voting rights in the election of directors. Subject to preferences that may be granted to any then-outstanding preferred stock, holders of our common stock are entitled to receive ratably such dividends as may be declared from time to time by our board of directors out of funds legally available for distribution. In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in all of our assets remaining after we pay our liabilities and distribute the liquidation preference of any then-outstanding preferred stock. Holders of our common stock have no preemptive or other subscription or conversion rights. There are no redemption or sinking fund provisions applicable to our common stock.

Preferred Stock

        Our board of directors has the authority, without further action by the stockholders, to issue preferred stock in one or more series at any time and to fix the rights, preferences, privileges and restrictions of each series. If and when we offer to sell a particular series of preferred stock, we will describe the specific terms of the series in a supplement to this prospectus. However, such description will not necessarily be complete and will be qualified in its entirety by reference to the certificate of designations relating to the particular series of preferred stock. We will file a copy of the certificate of designations that contains the terms of each new series of preferred stock with the SEC each time we issue a new series of preferred stock. Each certificate of designations will establish the number of shares in that series of preferred stock and fix the designations, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions.

        The issuance of preferred stock could result in dilution of the voting power and relative equity interest of holders of our common stock and will subject the common stock to the prior dividend and liquidation rights of the outstanding shares of the series of preferred stock issued.

Anti-Takeover Effects of Certain Provisions of Our Certificate of Incorporation and Bylaws and Delaware Law

        Certain provisions included in our certificate of incorporation and bylaws and applicable provisions of the Delaware General Corporation Law (the "DGCL") may make it more difficult for or prevent an unsolicited third party from acquiring control of us or changing our board of directors and management. These provisions may have the effect of deterring hostile takeovers or delaying changes in our control or in our management. These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and in the policies furnished by them and to discourage certain types of transactions that may involve an actual or threatened change in our control. The provisions also are intended to discourage certain tactics that may be used in proxy fights. These provisions, however, could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts.

  Classified Board

        Our certificate of incorporation and bylaws provide for our board of directors to be divided into three classes with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms.

  Size of Board and Vacancies

        Our certificate of incorporation and bylaws provide that the number of directors on our board of directors is fixed by our board of directors. Any vacancies in our board of directors, however resulting, may be filled solely by the vote of the majority of our directors then in office or, in the case of a sole remaining director, such director.

  No Cumulative Voting

        The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our certificate of incorporation does not expressly provide for cumulative voting.

  Removal of Directors

        Our bylaws provide that any director may be removed for incapacity, failure to perform his or her duties, acts that could be a detriment to us or any other justifiable cause, in each case as determined by our board of directors. Our certificate of incorporation also provides that any director may be removed at any time for cause by the affirmative vote of the holders of a majority of the outstanding shares of our capital stock then entitled to vote generally in the election of directors.

  Calling of Special Meetings of Stockholders

        Our certificate of incorporation and bylaws provide that special meetings of our stockholders may only called by a majority of our board of directors, the chairman of our board directors or our president.

  Stockholder Action by Written Consent

        The DGCL permits stockholder action by written consent unless otherwise provided by the certificate of incorporation. Our certificate of incorporation provides that our stockholders may not act by written consent.

  Advance Notice Requirements for Stockholder Proposals and Director Nominations

        Our bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors other than nominations made by or at the direction of our board of directors or a committee of our board of directors. Stockholders are only able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors or by a stockholder who was a holder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given to our secretary timely written notice, in proper form, of the stockholder's intention to bring that business before the meeting. In order to nominate directors to our board of directors or bring other business before an annual meeting of our stockholders, a stockholder's notice must be received by our secretary at our principal executive offices not less than 60 days or more than 90 days prior to the anniversary date of the immediately preceding annual meeting of our stockholders. If, however, the annual meeting is called for a date that is not within 30 days before or after such anniversary date, a stockholder's notice must be received by our secretary at our principal executive offices not later than the close of business on the tenth day following the date on which notice of the date of the annual meeting was mailed to our stockholders or public announcement of the date of such meeting is made.

  Amendments to Certificate of Incorporation and Bylaws

        The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote is required to amend a corporation's certificate of incorporation, unless the certificate of incorporation requires a greater percentage. Our certificate of incorporation provides that provisions related to the following may be amended by the affirmative vote of the holders of at least 80 percent of our outstanding voting stock:

  •
  the classification of our board of directors;

  •
  the number and election of our directors;

  •
  the removal of directors;

  •
  the limitation on stockholder action by written consent; and

  •
  the calling of special meetings of stockholders.

In addition, our certificate of incorporation provides that the provisions related to the following may be amended only with the affirmative vote of the holders of at least 80 percent of our outstanding voting stock, unless such amendment was recommended to our stockholders by two-thirds of the Continuing Directors (as defined in our certificate of incorporation):

  •
  certain transactions between (i) us or any of our subsidiaries and (ii) any person or entity that is not one of our subsidiaries that, together with its affiliates, beneficially owns 20 percent or more of our outstanding common shares (a "Related Person");

  •
  any reclassification of our securities, recapitalization or other transaction involving us or any of our subsidiaries that would have the effect of increasing disproportionately the voting power of a Related Person; or

  •
  the adoption of any plan or proposal for our liquidation or dissolution proposed by or on behalf of a Related Person.

        Our bylaws provide, in general, that they may only be amended with the approval of a majority of our board of directors or the holders of at least two-thirds of our outstanding voting stock. With respect to the provisions relating to special meetings of our stockholders, the limitation on stockholder action by written consent, the number and election of our directors, the definition of "entire board of directors" and bylaw amendments, however, our bylaws provide that they may be amended only with the affirmative vote of the holders of at least 80 percent of our outstanding voting stock.

  Undesignated Preferred Stock

        The authorization of our undesignated preferred stock will make it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us.

  Business Combinations

        We are subject to the provisions of Section 203 of the DGCL, which, subject to certain exceptions, prohibits a Delaware corporation, such as us, from engaging in "business combinations" with any "interested stockholder" for a period of three years after the date the interested stockholder becomes an interested stockholder unless:

  •
  the business combination or the transaction that resulted in the stockholder becoming an interested stockholder is approved by the corporation's board of directors prior to the time the interested stockholder becomes an interested stockholder;

  •
  the interested stockholder acquired at least 85 percent of the outstanding voting stock of the corporation in the transaction in which it becomes an interested stockholder, excluding, for purposes of determining the number of shares outstanding, shares held by (i) persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or offer exchange; or

  •
  the business combination is approved by the corporation's board of directors and by the affirmative vote of the holders of two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

        The term "business combination" is defined to include a broad array of transactions, including the following:

  •
  mergers and consolidations;

  •
  sales or other dispositions of assets having a total value in excess of ten percent of the consolidated assets of the corporation;

  •
  subject to certain exceptions, transfers of any stock of the corporation to the interested stockholder;

  •
  any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; and

  •
  the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

        An interested stockholder is generally defined as either (i) a person who beneficially owns 15% or more of the outstanding voting stock of the corporation or (ii) an affiliate or associate of the corporation who owned 15% or more of the outstanding voting stock of the corporation at any time within the past three years.

        In addition to Section 203 of the DGCL, our certificate of incorporation requires that certain business combinations between us or any of our subsidiaries and a Related Person, including, among other things, mergers, sales of a substantial part of our assets, purchases of a substantial part of the assets of a Related Person, and, subject to certain exceptions, issuances of our securities, must be approved by the holders of at least 80 percent of our outstanding voting stock. This provision does not apply if either (i) the transaction is approved by a two-thirds vote of the Continuing Directors (as defined in our certificate of incorporation) or (ii) certain "fair price" and disclosure conditions are met.

        The existence of these provisions can be expected to have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of our common stock.

Limitations on Liability and Indemnification of Officers and Directors

        The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors' fiduciary duties. Our certificate of incorporation provides that, to the fullest extent permitted by the DGCL, a director of Cameron is not liable to Cameron or its stockholders for monetary damages for breach of fiduciary duties as a director, except that a director will be liable to the extent provided by applicable law for any breach of the director's duty of loyalty to Cameron or its stockholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, unlawful dividend payments or other transfers under Section 174 of the DGCL, or any other transaction from which such director derived an improper personal benefit.

        Our certificate of incorporation provides that we must indemnify each director and officer who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was one of our directors or officers against expenses (including attorneys' fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Our certificate of incorporation expressly authorizes us to purchase and maintain insurance on behalf of our directors and officers to cover any liability asserted against them and incurred by them in such capacities or arising out of their status as such. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.

        The limitation of liability and indemnification provisions that are included in our certificate of incorporation may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Listing

        Our common stock is traded on the New York Stock Exchange under the symbol "CAM."

Transfer Agent and Registrar

        ComputerShare Trust Company, N.A. is the transfer agent and registrar for our common stock.

DESCRIPTION OF DEBT SECURITIES

        The following is a general description of the debt securities that may be issued from time to time by us under this prospectus. The particular terms relating to each debt security will be set forth in a prospectus supplement.

        The following description is only a summary of the material provisions of the indenture for the debt securities and is qualified by reference to the indenture, a form of which is filed as an exhibit to the registration statement of which this prospectus is a part. We urge you to read the indenture because it, and not this description, defines your rights as a holder of the debt securities.

        The definitions of capitalized terms used in this section without definition are set forth below under "—Definitions." In the description of the debt securities that follows, "Cameron," "we," "us" and "our" refer only to Cameron International Corporation and not to any of its subsidiaries.

General

        We may issue from time to time one or more series of debt securities under an indenture between us and a trustee that we will name in the related prospectus supplement. The term "trustee" as used in this prospectus shall refer to the trustee under any such indenture. The indenture will not limit the amount of debt securities that we may issue.

        The debt securities will be our direct, unsecured obligations, and may be issued either separately or together with, or upon the conversion of, or in exchange for, other securities.

        The indenture provides for the issuance of debt securities in one or more series. A prospectus supplement relating to a series of debt securities will include specific terms relating to that offering. These terms will include some or all of the following:

  •
  the title of the debt securities;

  •
  any limit on the total principal amount of the debt securities;

  •
  the price or prices at which we will sell the debt securities;

  •
  the maturity date or dates of the debt securities;

  •
  the rate or rates, which may be fixed or variable, at which the debt securities will bear interest and the date from which such interest will accrue;

  •
  the dates on which interest will be payable and the related record dates;

  •
  whether any index, formula or other method will be used to determine payments of principal or interest and the manner of determining the amount of such payments;

  •
  the place or places of payments on the debt securities;

  •
  whether the debt securities are redeemable;

  •
  any redemption dates, prices, obligations and restrictions on the debt securities;

  •
  any mandatory or optional sinking fund or purchase fund or analogous provisions;

  •
  the denominations in which the debt securities will be issued, if other than $1,000 or multiples of $1,000;

  •
  the currency in which principal and interest will be paid, if other than U.S. dollars;

  •
  any provisions granting special rights upon the occurrence of specified events;

  •
  any deletions from, changes in or additions to the events of default or the covenants specified in the indenture;

  •
  any trustees, authenticating or paying agents, transfer agents, registrars or other agents for the debt securities if other than the trustee;

  •
  any conversion or exchange features of the debt securities;

  •
  whether we will issue the debt securities as original issue discount securities for federal income tax purposes;

  •
  any special tax implications of the debt securities;

  •
  the terms of payment upon acceleration; and

  •
  any other material terms of the debt securities.

        We may sell debt securities at a discount below their stated principal amount, bearing no interest or interest at a rate that, at the time of issuance, is different than market rates. When we refer to the principal and interest on debt securities, we also mean the payment of any additional amounts that we are required to pay under the indenture or the debt securities, including amounts for certain taxes, assessments or other governmental charges imposed on holders of debt securities.

Denomination, Form, Payment and Transfer

        In general, we will denominate and make payments on debt securities in U.S. dollars. If we issue debt securities denominated, or with payments, in a foreign or composite currency, a prospectus supplement will specify the currency.

        We may from time to time issue debt securities as registered securities. This means that holders will be entitled to receive certificates representing the debt securities registered in their name. You can transfer or exchange debt securities in registered form upon reimbursement of any taxes or government charges. This transfer or exchange can be made at the trustee's corporate trust office or at any other office maintained by us for such purposes. We may charge a reasonable fee in connection with certain transfers and exchanges. If the debt securities are in registered form, we can pay interest by check mailed to the person in whose name the debt securities are registered on the days specified in the indenture.

        As a general rule, however, we will issue debt securities in the form of one or more global certificates that will be deposited with The Depository Trust Company, New York, New York ("DTC"). DTC will act as depository for the global certificates. Beneficial interests in global certificates will be shown on, and transfer of beneficial interests will be effected only through, records maintained by DTC and its participants. Therefore, if you wish to own debt securities that are represented by one or more global certificates, you can do so only indirectly or "beneficially" through an account with a broker, bank or other financial institution that has an account with DTC (that is, a DTC participant) or through an account directly with DTC if you are a DTC participant.

        During the period of time the debt securities are represented by one or more global certificates:

  •
  You will not be able to have the debt securities registered in your name.

  •
  You will not be able to receive a physical certificate for the debt securities.

  •
  DTC will credit interest and principal payments from us to the accounts of your broker, bank or other financial institution according to their beneficial ownership as reflected in DTC's records.

  •
  Our obligations, as well as the obligations of the trustee and any of our agents, under the debt securities will run only to DTC as the registered owner of the debt securities. For example, once we make payment to DTC, we will have no further responsibility for the payment even if DTC or your broker, bank or other financial institution fails to pass it on so that you receive it.

  •
  Your rights under the debt securities relating to payments, transfer, exchanges and other matters will be governed by applicable law and by the contractual arrangements between you and your broker, bank or other financial institution, and the contractual arrangements you have or your broker, bank or financial institution has with DTC. Neither we nor the trustee will have any responsibility for the actions of DTC or your broker, bank or financial institution.

  •
  You may not be able to sell your interests in the debt securities to some insurance companies and others who are required by law to own their debt securities in the form of physical certificates.

        We, the trustee and the paying agent have no responsibility or liability for the records relating to beneficial ownership interests in the global certificates or for the payments of principal and interest for the accounts of beneficial holders of interests in the global certificates. A global certificate generally can be transferred only as a whole, unless it is being transferred to certain nominees of DTC or it is exchanged in whole or in part for debt securities in physical form in accordance with the indenture. A series of debt securities represented by global certificates will be exchangeable for debt securities in registered form with the same terms in authorized denominations if:

  •
  DTC notifies us that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and we do not appoint a successor depositary within 90 days;

  •
  an event of default has occurred with respect to such series and is continuing and the security registrar for such series has received a request from DTC or the trustee to issue securities of such series in lieu of all or a portion of the global securities (in which case we will deliver securities of such series within 30 days of such request); or

  •
  we decide not to require all of the debt securities of a series to be represented by global certificates and notify the trustee of that decision.

Certain Covenants

        Under the indenture, there are no covenants restricting our ability to pay dividends, incur additional debt or issue additional securities or which require us to maintain any financial ratios or reserves. However, the indenture does contain other covenants for your protection, including those described below. The covenants summarized below will apply to the debt securities (unless waived or amended) as long as the debt securities are outstanding.

        Limitation on Liens.    The indenture provides that we will not, and will not permit any of our Subsidiaries to, incur, create, assume or suffer to exist any Lien on any Principal Property or on any securities or indebtedness of any Subsidiary that owns or leases any Principal Property (whether such Principal Property, securities or indebtedness are now existing or owned or subsequently created or acquired) to secure any Indebtedness, without effectively providing that the debt securities will be secured equally and ratably with or prior to such secured Indebtedness until such time as such Indebtedness is no longer secured by a Lien.

        The foregoing restriction does not require us to secure the debt securities if the Indebtedness secured by these Liens is exempted as described under "—Exempted Indebtedness" below and does not prohibit us from creating any of the following:

  •
  Liens existing on, or provided for under the terms of agreements existing on, the date that any debt securities are issued under the indenture;

  •
  certain Liens on property, shares of stock, indebtedness or other assets at the time of acquisition thereof and certain Liens on property, shares of stock, indebtedness or other assets of a Person existing at the time it becomes our Subsidiary that are not incurred in anticipation of such Person becoming a Subsidiary;

  •
  certain Liens that are created within one year after acquisition, completion and/or commencement of commercial operation on, any property acquired, constructed, altered or improved by us or any of our Subsidiaries;

  •
  Liens in favor of us or our Subsidiaries;

  •
  Liens on any current assets that secure current liabilities;

  •
  Liens in favor of the United States or any state, territory or possession thereof (or the District of Columbia), any foreign country or any department, agency, instrumentality or political subdivision of any such jurisdiction to secure partial, progress, advance or other payments pursuant to any contract or statute;

  •
  Liens to secure any Indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing, developing, repairing or improving the property subject to such Liens, including without limitation, Liens to secure Indebtedness of the pollution control or industrial revenue bond type;

  •
  Liens to secure Indebtedness issued or guaranteed by the United States, any state thereof, any foreign country or any department, agency or instrumentality of any such jurisdiction;

  •
  Permitted Liens; and

  •
  Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements), in whole or in part, of any Lien referred to in the bullet points above; provided, however, that the principal amount of Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured at the time of such refinancing, refunding, extension, renewal or replacement (plus the aggregate amount of premiums, other payments, costs and expenses related to such refinancing, refunding, extension, renewal or replacement), and that such refinancing, refunding, extension, renewal or replacement shall be limited to all or a part of the property which secured the Lien so refinanced, refunded, extended, renewed or replaced (plus improvements on such property).

        Limitation on Sale-Leaseback Transactions.    The indenture provides that neither we nor any Subsidiary will enter into any Sale-Leaseback Transaction with respect to any Principal Property unless either:

  •
  we or our Subsidiary, as the case may be, would be permitted, pursuant to the provisions of the indenture, to incur Indebtedness secured by a Lien on the Principal Property involved in such transaction at least equal in amount to the Attributable Indebtedness with respect to that Sale-Leaseback Transaction without equally and ratably securing the debt securities pursuant to the covenant described above in "—Limitation on Liens;" or

  •
  within 12 months after the effective date of such transaction, we or our Subsidiary, as the case may be, apply an amount equal to not less than the Attributable Indebtedness with respect to such Sale-Leaseback Transaction either to:

  (1)
  the voluntary defeasance or the prepayment, repayment, redemption or retirement of our Indebtedness that ranks senior to or pari passu with the debt securities in right of payment of principal, premium and interest;

  (2)
  the acquisition, construction, development or improvement of any Principal Property used or useful in our businesses (including the businesses of our Subsidiaries); or

  (3)
  any combination of applications referred to in (1) or (2) above.

        Exempted Indebtedness.    Notwithstanding the foregoing limitations on Liens and Sale-Leaseback Transactions, we and our Subsidiaries may incur, issue, assume or guarantee Indebtedness secured by a Lien not otherwise permitted by the indenture without securing the debt securities, or may enter into Sale-Leaseback Transactions without complying with the preceding paragraph, or enter into a combination of such transactions, if the sum of the aggregate principal amount of all other such secured Indebtedness then outstanding and the Attributable Indebtedness of all Sale-Leaseback Transactions then in existence (to the extent not included in Indebtedness secured by Liens not otherwise permitted by the indenture and excluding any Sale-Leaseback Transaction the proceeds of which have been applied as described in the second bullet point under "—Limitation on Sale-Leaseback Transactions") does not at any time exceed 15% of our Consolidated Net Tangible Assets.

  Additional Covenants.

        Under the indenture, we also:

  •
  will pay the principal of, interest and any premium on, the debt securities when due;

  •
  will maintain a place of payment;

  •
  will deliver a certificate to the trustee after the end of each fiscal year reviewing our compliance with our obligations under the indenture;

  •
  will preserve our corporate existence; and

  •
  will deposit sufficient funds with any paying agent on or before the due date for any principal, interest or premium.

Definitions

        "Attributable Indebtedness" means with respect to a Sale-Leaseback Transaction, at the time of determination, the lesser of:

  •
  the present value of the total net amount of rent required to be paid under the lease involved in such Sale-Leaseback Transaction during the remaining term thereof (including any renewal term exercisable at the lessee's option or period for which such lease has been extended), discounted at the rate of interest set forth or implicit in the terms of such lease or, if not practicable to determine such rate, the weighted average interest rate per annum borne by the debt securities compounded semiannually; and

  •
  if the obligation with respect to the Sale-Leaseback Transaction constitutes an obligation that is required to be accounted for as a capital lease obligation in accordance with generally accepted accounting principles, the amount equal to the capitalized amount of such obligation determined in accordance with generally accepted accounting principles and included in the financial statements of the lessee.

        For purposes of the foregoing definition, rent will not include amounts required to be paid by the lessee, whether or not designated as rent or additional rent, on account of or contingent upon maintenance and repairs, insurance, taxes, assessments, utilities, water rates, operating charges, labor costs and similar charges. In the case of any lease that is terminable by the lessee upon the payment of a penalty, the total net amount of rent shall be the lesser of the net amount determined assuming termination upon the first date such lease may be terminated (in which case the net amount shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or the total net amount of rent determined assuming no such termination.

        "Consolidated Net Tangible Assets" is defined in the indenture to mean the aggregate amount of assets included in the most recent consolidated balance sheet of Cameron and its Subsidiaries less (i) current liabilities of Cameron and its Subsidiaries and (ii) the net book amount of all intangible assets of Cameron and its Subsidiaries.

        "Indebtedness" is defined in the indenture to mean (i) long-term liabilities representing borrowed money or purchase money obligations as shown on the liability side of a balance sheet, other than liabilities evidenced by obligations under leases, (ii) indebtedness secured by any Lien existing on property owned subject to that Lien, whether or not the same indebtedness has been assumed and (iii) contingent obligations in respect of, or to purchase or otherwise acquire, any indebtedness of others described in the foregoing clauses (i) or (ii) above, including guarantees and endorsements, other than for purposes of collection in the ordinary course of business of any indebtedness.

        "Lien" is defined in the indenture to mean any mortgage, pledge, security interest, encumbrance, lien, charge or adverse claim affecting title or resulting in an encumbrance against real or personal property or a security interest of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute other than to reflect ownership by a third party of property leased to us or any of our Subsidiaries under a lease that is not in the nature of a conditional sale or title retention agreement).

        "Permitted Liens" are defined in the indenture to include:

  •
  any statutory or governmental Lien or a Lien arising by operation of law, or any mechanics', repairmen's, materialmen's, supplier's, carrier's, landlord's, warehousemen's or similar Lien incurred in the ordinary course of business which is not yet due or is being contested in good faith by appropriate proceedings and any undetermined Lien that is incidental to construction, development, improvement or repair;

  •
  the right reserved to, or vested in, any municipality or public authority by the terms of any right, power, franchise, license or permit or by any provision of law to purchase or to recapture, or to designate a purchaser of, any property;

  •
  Liens for taxes and assessments that are for the current year and are not at the time delinquent or are delinquent but the validity of which are being contested at the time by us or any of our Subsidiaries in good faith;

  •
  Liens on, or to secure the performance of, leases;

  •
  Liens upon, or deposits of, any assets in favor of any surety company or clerk of court for the purpose of obtaining indemnity or stay of judicial proceedings;

  •
  Liens upon property or assets acquired or sold by us or any of our Subsidiaries resulting from the exercise of any rights arising out of defaults on receivables;

  •
  Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance, temporary disability, social security, retiree health or similar laws or regulations or to secure obligations imposed by statute or governmental regulations;

  •
  Liens upon or deposits of any assets to secure performance and Liens in favor of issuers of surety or performance bonds, letters of credit, banker's acceptances or guarantees pursuant to the request of and for the account of us or any of our Subsidiaries; and

  •
  Liens arising or imposed by reason of any attachment, judgment, decree or order of any regulatory, governmental or court authority or proceeding, so long as any proceeding initiated to review same shall not have been terminated or the period within which such proceeding may be initiated shall not have expired, or such attachment, judgment, decree or order shall otherwise be effectively stayed.

        "Person" is defined in the indenture to mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other entity of any kind.

        "Principal Property" is defined in the indenture to mean any real property, manufacturing plant, warehouse, office building or other physical facility, or any other like depreciable assets owned or leased by us or any Subsidiary, except for any such property that, in the opinion of our board of directors as set forth in a board resolution adopted in good faith, is not material to the total business conducted by us and our Subsidiaries taken as a whole; provided, that any such individual property shall be deemed to not be a Principal Property (without the need for any board resolution) if such property does not have a fair value in excess of 0.25% of the total assets included in the most recent consolidated balance sheet of us and our Subsidiaries prepared in accordance with generally accepted accounting principles consistently applied, provided further that the aggregate fair value of properties excluded pursuant to the preceding proviso shall not exceed $100,000,000.

        "Sale-Leaseback Transaction" means any arrangement with any Person providing for the leasing by us or any of our Subsidiaries of any Principal Property, which Principal Property has been or is to be sold or transferred by us or such Subsidiary to such Person, other than:

  •
  any such transaction involving a lease for a term (including renewals or extensions exercisable by us or any of our Subsidiaries) of not more than three years;

  •
  any such transaction between us and any of our Subsidiaries or between any of our Subsidiaries; or

  •
  any such transaction entered into at the time of, or within 12 months after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation of the Principal Property.

        "Subsidiary" of a Person is defined in the indenture to mean (i) a corporation, a majority of whose Voting Stock is at the time, directly or indirectly, owned by that Person, by one or more subsidiaries of that Person or by that Person and one or more subsidiaries of that Person, (ii) a partnership in which that Person or a subsidiary of that Person is, at the date of determination, a general or limited partner of that partnership, but only if that Person or its subsidiary is entitled to receive more than 50% of the assets of that partnership upon its dissolution or more than 50% of the net income of that partnership, or (iii) any other Person, other than a corporation or partnership, in which that Person, directly or indirectly, at the date of determination, has (a) at least a majority ownership interest or (b) the power to elect or direct the election of a majority of the directors (or persons performing similar functions) of such Person and control the policies of that Person.

        "Voting Stock" means, with respect to any Person, capital stock of any class or kind the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

Merger, Consolidation and Sale of Assets

        The indenture will provide that we may not convert, consolidate, amalgamate, merge or enter into a scheme of arrangement with or into any other person or sell, convey, transfer or lease all or substantially all of our properties and assets to another person, unless:

  •
  either (a) Cameron is the surviving corporation or (b) the person or entity formed by or surviving any such conversion, consolidation, amalgamation, merger or scheme of arrangement

    (if other than Cameron) or the person or entity to which such sale, conveyance, transfer or lease has been made (i) assumes all the obligations of Cameron under the debt securities and the indenture pursuant to agreements reasonably satisfactory to the trustee and (ii) is organized under the laws of a country that is a member of the Organisation for Economic Co-operation and Development, including the United States or any state thereof (including the District of Columbia); provided that, unless such person or entity is a corporation, a corporate co-issuer of the securities will be added to the applicable indenture by agreements reasonably satisfactory to the trustee;

  •
  we or the successor will not immediately be in default under the indenture; and

  •
  we deliver an officer's certificate and opinion of counsel to the trustee stating that such conversion, consolidation, amalgamation, merger, scheme of arrangement or sale, conveyance, transfer or lease, and any related supplemental indenture, complies with the indenture and that all conditions precedent set forth in the indenture have been complied with.

        Upon the assumption of all our obligations by a successor, we will be discharged from all obligations under the indenture.

Redemption, Sinking Fund and Defeasance

        If a series of debt securities may be redeemed or is subject to a sinking fund, the prospectus supplement will describe those terms.

        The indenture permits us to discharge or defease certain of our obligations for any series of debt securities at any time. We may defease a series of debt securities by depositing with the trustee cash or government securities sufficient to pay all sums due on that series. Under certain circumstances, if we defease a series of debt securities, our legal obligation to pay principal, interest and any premium on that series will be discharged. We can defease one series of debt securities without defeasing any other series.

        Under U.S. federal income tax law, a discharge of our obligation to pay principal, interest and any premium on the debt securities would be treated as an exchange of the debt securities for a new security representing an interest in the trust. Each holder would be required to recognize a gain or loss equal to any difference between the holder's cost or other tax basis for the debt securities and the value of the holder's interest in the trust. Holders would not be required to recognize a gain or loss under U.S. federal income tax law in the event of a defeasance of certain contractual obligations without a discharge of our legal obligation to pay principal, interest and any premium on the debt securities. Prospective investors are urged to consult their own tax advisers as to the consequences of a discharge, including the applicability and effect of tax laws other than U.S. federal income tax law.

Changes to the Indenture

        Holders who own more than 50% in principal amount of the debt securities of a series can agree with us to change the provisions of the indenture or supplemental indenture relating to that series. However, no change can affect the payment terms or the percentage required to change other terms without the consent of all holders of debt securities of the affected series.

        We may enter into supplemental indentures for other specified purposes and to make changes that would not materially adversely affect your interests, including the creation of any new series of debt securities, without the consent of any holder of debt securities.

Events of Default

        "Event of Default," when used in the indenture, with respect to debt securities of any series, will mean any of the following:

  (1)
  failure to pay any interest on any debt security of that series when due, which failure continues for 30 days;

  (2)
  failure to pay the principal of or any premium on any debt security of that series when due;

  (3)
  failure to deposit any mandatory sinking fund payment on any debt security of that series when due, which failure continues for 30 days;

  (4)
  failure to perform, or a breach of, any covenant or warranty in the indenture (other than a failure to file reports and documents as described below), which failure or breach continues for 90 days after written notice from the trustee or the holders of at least 25% in principal amount of debt securities of all series having the benefit of such covenant or warranty;

  (5)
  Cameron, pursuant to or within the meaning of any bankruptcy, insolvency, reorganization or other similar law, (i) commences a voluntary case, (ii) consents to the entry of any order for relief against it in an involuntary case, (iii) consents to the appointment of a custodian or similar official of it or for any substantial part of its property, or (iv) makes an assignment for the benefit of its creditors, or Cameron admits its inability to pay its debts generally as they come due or takes any corporate action in furtherance of any of the actions referred to above in this clause (5);

  (6)
  a court of competent jurisdiction enters an order or decree under any bankruptcy, insolvency, reorganization or other similar law that (i) is for relief against Cameron in an involuntary case, (ii) appoints a custodian or similar official of Cameron or for any substantial part of its property, or (iii) orders the winding up or liquidation of Cameron; and the order or decree remains unstayed and in effect for 60 consecutive days; or

  (7)
  any other event of default as may be specified in the supplemental indenture with respect to debt securities of that series.

        An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture. The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal, interest or any premium) if it considers the withholding of notice to be in the interests of the holders.

        If an event of default for any series of debt securities issued under the indenture occurs and continues, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of the series may declare the entire principal of all the debt securities of that series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a majority of the aggregate principal amount of the debt securities of that series can void the declaration.

        Notwithstanding the foregoing to the extent that we so elect, the sole remedy for an Event of Default relating to our failure to timely file reports and documents under the Exchange Act will, for the first 120 days after the occurrence of such an Event of Default, consist exclusively of the right to receive additional interest ("Special Interest") on the notes at an annual rate equal to 0.50% of the principal amount of the notes. Such Special Interest will be paid semi-annually in arrears, with the first semi-annual payment due on the first interest payment date following the date on which such Special Interest began to accrue on the notes. Special Interest will accrue on all outstanding notes from and including the date on which an Event of Default relating to a failure to timely file a report or document first occurs to but not including the 120th day thereafter (or such earlier date on which such Event of Default shall have been cured or waived). On such 120th day (or earlier, if the Event of

Default relating to the failure to timely file a report or document is cured or waived prior to such 120th day), such Special Interest will cease to accrue and, if the Event of Default relating to the failure to timely file a report or document shall not have been cured or waived prior to such 120th day, the notes will be subject to acceleration as provided in the preceding paragraph. The provisions of this paragraph will not affect the rights of holders in the event of the occurrence of any other Event of Default.

        If we elect to pay Special Interest in connection with an Event of Default relating to our failure to timely file a report or document, (1) we will notify all holders of notes and the trustee and paying agent of our election in writing on or before the close of business on the date on which such Event of Default first occurs, and (2) all references herein to interest accrued or payable as of any date will include any Special Interest accrued or payable as of such date as provided in the preceding paragraph. Upon our failure to timely give such notice, the notes will be subject to acceleration as provided above.

        Other than its duties in case of a default, a trustee is not obligated to exercise any of its rights, security or powers under any indenture at the request, order or direction of any holders, unless the holders offer the trustee indemnity satisfactory to the trustee. If they provide this reasonable indemnification, the holders of a majority in principal amount outstanding of any series of debt securities may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities.

Reports

        The indenture will provide that so long as any debt securities are outstanding, if we are subject to the periodic reporting requirements of the Exchange Act, we will file with the SEC and furnish to the trustee (unless such reports are available on the SEC's Electronic Data Gathering, Analysis and Retrieval (EDGAR) system or any successor thereto), within the time periods specified in the SEC's rules and regulations:

  (1)
  all quarterly and annual reports on Forms 10-Q and 10-K required to be filed by companies that are subject to the periodic reporting requirements of the Exchange Act; and

  (2)
  all current reports on Form 8-K required to be filed by companies that are subject to the periodic reporting requirements of the Exchange Act.

        Each annual report on Form 10-K will include a report on our consolidated financial statements by our certified independent accountants. In addition, we will post a copy of each of the reports referred to in clauses (1) and (2) above on our website for public availability as soon as reasonably practicable after such reports are filed with the SEC.

        If, at any time, we are no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the indenture will require that we will nevertheless continue to prepare the financial statements and a "Management's Discussion and Analysis of Financial Condition and Results of Operations" substantially similar to that which would have been required to be included in each of the reports specified in clause (1) of the preceding paragraph of this covenant had we been subject to such Exchange Act reporting requirements (with all such financial statements prepared in accordance with Regulation S-X promulgated by the SEC and all such annual financial statements including a report thereon from our certified independent accountants) and post copies thereof to our website for public availability within the time periods that would have been applicable to filing such reports with the SEC in the rules and regulations applicable to such reports if we had been required to file those reports with the SEC; provided, however, that if we are no longer subject to the periodic reporting requirements of the Exchange Act, we will not be required to comply with Section 302 or Section 404 of the Sarbanes-Oxley Act of 2002, or related Items 307 and 308 of Regulation S-K promulgated by the SEC, or Item 10(e) of Regulation S-K (with respect to any non-GAAP financial measures contained therein).

DESCRIPTION OF WARRANTS

General Description of Warrants

        We may issue warrants for the purchase of debt securities, preferred stock or common stock. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent under the applicable warrant agreement and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of any warrants.

Debt Warrants

        The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of those warrants, including the following:

  •
  the title of the warrants;

  •
  the offering price for the warrants, if any;

  •
  the aggregate number of the warrants;

  •
  the designation and terms of the debt securities that may be purchased upon exercise of the warrants;

  •
  if applicable, the designation and terms of the debt securities that the warrants are issued with and the number of warrants issued with each debt security;

  •
  if applicable, the date from and after which the warrants and any debt securities issued with them will be separately transferable;

  •
  the principal amount of debt securities that may be purchased upon exercise of a warrant and the price at which the debt securities may be purchased upon exercise;

  •
  the dates on which the right to exercise the warrants will commence and expire;

  •
  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

  •
  whether the warrants represented by the warrant certificates or the debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

  •
  information relating to book-entry procedures, if any;

  •
  the currency or currency units in which the offering price, if any, and the exercise price are payable;

  •
  if applicable, a discussion of material U.S. federal income tax considerations;

  •
  anti-dilution provisions of the warrants, if any;

  •
  redemption or call provisions, if any, applicable to the warrants;

  •
  any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

  •
  any other information we think is important about the warrants.

        The description in the applicable prospectus supplement of any debt warrants we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC in connection with any offering of warrants.

Stock Warrants

        The prospectus supplement relating to a particular issue of warrants to purchase common stock or preferred stock will describe the terms of the common stock warrants and preferred stock warrants, including the following:

  •
  the title of the warrants;

  •
  the offering price for the warrants, if any;

  •
  the aggregate number of the warrants;

  •
  the designation and terms of the common stock or preferred stock that maybe purchased upon exercise of the warrants;

  •
  if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

  •
  if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

  •
  the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the price at which the shares may be purchased upon exercise;

  •
  the dates on which the right to exercise the warrants commence and expire;

  •
  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

  •
  the currency or currency units in which the offering price, if any, and the exercise price are payable;

  •
  if applicable, a discussion of material U.S. federal income tax considerations;

  •
  anti-dilution provisions of the warrants, if any;

  •
  redemption or call provisions, if any, applicable to the warrants;

  •
  any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

  •
  any other information we think is important about the warrants.

        The description in the applicable prospectus supplement of any stock warrants we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC in connection with any offering of warrants.

Exercise of Warrants

        Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the principal amount of debt securities or shares of preferred stock or common stock being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.

        Until a warrant holder exercises such holder's warrants to purchase our debt securities, preferred stock or common stock, the holder will not have any rights as a holder of our debt securities, preferred stock or common stock, as the case may be, by virtue of the holder's ownership of warrants.

 DESCRIPTION OF RIGHTS

        We may issue rights to purchase debt securities, preferred stock, common stock or other securities. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed after such offering.

        Each series of rights will be issued under a separate rights agreement that we will enter into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the applicable rights agreement and will not assume any obligation or relationship of agency or trust with any holders or beneficial owners of any rights.

        The applicable prospectus supplement will describe the specific terms of any offering of rights for which this prospectus is being delivered, including the following:

  •
  the date of determining the stockholders entitled to the rights distribution;

  •
  the number of rights issued or to be issued to each stockholder;

  •
  the exercise price payable for each share of debt securities, preferred stock, common stock or other securities upon the exercise of the rights;

  •
  the number and terms of the units of debt securities, preferred stock, common stock or other securities that may be purchased per each right;

  •
  the extent to which the rights are transferable;

  •
  the date on which the holder's ability to exercise the rights shall commence, and the date on which the rights shall expire;

  •
  the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

  •
  if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights;

  •
  any other terms of the rights, including the terms, procedures, conditions and limitations relating to the exchange and exercise of the rights; and

  •
  any other information we think is important about the rights.

        The description in the applicable prospectus supplement of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights agreement, which will be filed with the SEC in connection with any offering of rights.

 DESCRIPTION OF THE UNITS

        We may issue units consisting of one or more debt securities, shares of common stock or preferred stock, warrants or any combination of such securities. Each series of units will be issued under a separate unit agreement to be entered into between us and a bank or other financial institution, as unit agent. The unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holders or beneficial owners of any units.

        The prospectus supplement relating to a particular issue of units will describe the terms of those units, including as applicable:

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  the designation and terms of the units and the securities included in the units;

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  any provision for the issuance, payment, settlement, transfer or exchange of the units;

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  the date, if any, on and after which the units may be transferable separately;

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  whether we will apply to have the units traded on a securities exchange or securities quotation system;

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  any material U.S. federal income tax consequences;

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  how, for U.S. federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities; and

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  any other information we think is important about the units.

        The description in the applicable prospectus supplement of any units that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC in connection with any offering of units.

DESCRIPTION OF DEPOSITARY SHARES

General

        We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do so, we may issue receipts for depositary shares that each represents a fraction of a share of a particular series of preferred stock. The prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank depositary. The phrase "bank depositary" means a bank or trust company that meets certain requirements and is selected by us. Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

        We have summarized some common provisions of a depositary agreement and the related depositary receipts. The applicable prospectus supplement will describe the specific terms of any offering of depositary shares, which may differ from the general terms outlined below. The description in the applicable prospectus supplement of any depositary shares that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable forms of the depositary agreement and depositary receipts, which will be filed with the SEC each time we issue depositary shares.

Dividends and Other Distributions

        If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the bank depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the bank depositary will distribute the property to the record holders of the depositary shares. However, if the bank depositary determines that it is not feasible to make the distribution of property, the bank depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.

Redemption of Depositary Shares

        If we redeem a series of preferred stock represented by depositary shares, the bank depositary will redeem the depositary shares from the proceeds received by the bank depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the bank depositary may determine.

Voting the Preferred Stock

        Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the bank depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date (which will be the same date as the record date for the preferred stock) may instruct the bank depositary as to how to vote the preferred stock represented by such holder's depositary shares. The bank depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action which the bank depositary deems necessary in order to enable the bank depositary to do so. The bank depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Amendment and Termination of the Depositary Agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the bank depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The depositary agreement may be terminated by the bank depositary or us only if (1) all outstanding depositary shares have been redeemed or (2) there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of us and such distribution has been distributed to the holders of depositary shares.

Charges of Bank Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the bank depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the depositary agreement to be payable by such holders.

Withdrawal of Preferred Stock

        Except as may be provided otherwise in the applicable prospectus supplement, upon surrender of depositary receipts at the principal office of the bank depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the bank depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

Reports and Communications

        The bank depositary will forward to holders of depositary shares all reports and communications from us that are delivered to the bank depositary and that we are required to furnish to the holders of the preferred stock.

 DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

        We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and contracts obligating us to sell to the holders, a specified number of shares of common stock or other securities at a future date or dates, which we refer to in this prospectus as "stock purchase contracts." The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred securities, warrants or other securities or debt obligations of third parties, including U.S. treasury securities, securing the holders' obligations to purchase the securities under the stock purchase contracts, which we refer to in this prospectus as "stock purchase units." The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

        The prospectus supplement relating to a particular issue of stock purchase contracts or stock purchase units will describe the terms of those stock purchase contracts or stock purchase units, including the following:

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  if applicable, a discussion of material U.S. federal income tax considerations; and

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  any other information we think is important about the stock purchase contracts or the stock purchase units.

        The description in the applicable prospectus supplement of any stock purchase contracts or stock purchase units that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable stock purchase contract and, if applicable, collateral or depositary arrangements, which will be filed with the SEC in connection with any offering of stock purchase contracts or stock purchase units.

 PLAN OF DISTRIBUTION

        We may sell or distribute the securities offered by this prospectus in one or more of the following ways:

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  through underwriters or dealers;

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  through agents;

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  directly to purchasers;

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  in "at the market offerings" to or through a market maker or into an existing trading market, a securities exchange or otherwise;

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  in transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions; or

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  through a combination of any of these methods of sale.

        The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

        We may sell some or all of the securities offered by this prospectus through:

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  a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block as principal in order to facilitate the transaction;

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  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

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  ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

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  privately negotiated transactions.

        In addition, we may enter into option or other types of transactions that require us to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus. We may enter into hedging transactions with respect to our securities. For example, we may:

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  enter into transactions involving short sales of the common shares by broker-dealers;

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  sell common shares short and redeliver the shares to close out short positions;

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  enter into option or other types of transactions that require us to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus; or

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  loan or pledge the common shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

        We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

        There is currently no market for any of the securities included in this prospectus, other than the shares of common stock listed on the New York Stock Exchange. While it is possible that an underwriter could inform us that it intends to make a market in these other securities, such underwriter would not be obligated to do so, and any such market making could be discontinued at any time without notice. Therefore, we cannot assure you as to whether an active trading market will develop for these other securities. We have no current plans for listing any of these other securities on any securities exchange; any such listing with respect to any particular of these other securities will be described in the applicable prospectus supplement. If these other securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities and other factors.

        We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

        At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

        If underwriters are used in the sale, the underwriters will acquire the securities for their own account for resale to the public, either on a firm commitment basis or a best efforts basis. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

        We may also sell the securities through agents designated from time to time. In the prospectus supplement, we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

        If dealers are used in the sale of securities, we will sell the securities to them as principals. The dealers may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the terms of the transaction.

        Securities may also be sold directly by us. In this case, no underwriters or agents would be involved.

        If a prospectus supplement so indicates, underwriters, brokers or dealers, in compliance with applicable law, may engage in transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market.

        Any broker-dealers or other persons acting on our behalf that participate with us in the distribution of the shares may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act. As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.

        Pursuant to a requirement by the Financial Industry Regulatory Authority ("FINRA"), the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than eight percent of the gross proceeds received by us for the sale of any securities being registered pursuant to Rule 415 under the Securities Act.

        If more than 5% of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or its affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Conduct Rule 5110(h).

LEGAL MATTERS

        The validity of the securities in respect of which this prospectus is being delivered will be passed on for us by Vinson & Elkins L.L.P, Dallas, Texas. Legal counsel to any underwriters may pass upon legal matters for such underwriters.

EXPERTS

        The consolidated financial statements of Cameron International Corporation incorporated by reference in the Annual Report on Form 10-K of Cameron International Corporation for the year ended December 31, 2010 (including the schedule included therein), and the effectiveness of internal control over financial reporting of Cameron International Corporation as of December 31, 2010, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included or incorporated by reference therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.